AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON January 14, 2000

                                       REGISTRATION STATEMENT NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                        ICY SPLASH FOOD & BEVERAGE, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)


           NEW YORK                                 2086                              11-3329510
   (STATE OR JURISDICTION OF            (PRIMARY STANDARD INDUSTRIAL               (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)           CLASSIFICATION CODE NUMBER)            IDENTIFICATION NUMBER)

                                   ----------

                          9-15 166TH STREET, SUITE 5-B
                           WHITESTONE, NEW YORK 11357
                                 (718) 746-3585
          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)


                                  JOSEPH ASLAN
                          9-15 166TH STREET, SUITE 5-B
                           WHITESTONE, NEW YORK 11357
                                 (718) 746-3585
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                   ----------

                                   COPIES TO:

                              MICHAEL BECKMAN, ESQ.
                            LAURENCE D. PAREDES, ESQ.
                         BECKMAN, MILLMAN & SANDERS, LLP
                           116 JOHN STREET, SUITE 1313
                            NEW YORK, NEW YORK 10038
                                 (212) 406-4700

                                   ----------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

======================================================================================================
Title of Each Class of         Amount to        Proposed         Proposed Maximum         Amount of
Securities to be Registered        be       Maximum Offering    Aggregate Offering    Registration Fee
                               Registered   Price Per Unit(1)        Price(1)
------------------------------------------------------------------------------------------------------
Common Stock, $0.001            950,000           $1.00              $950,000              $250.80
par value, issuable upon
the exercise of Common
Stock Purchase Warrants
------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(g) under the Securities Act of 1933, as amended. The Common Stock aggregate offering price is based on the warrant exercise price of $1.00 per share.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

                        ICY SPLASH FOOD & BEVERAGE, INC.
                              CROSS REFERENCE SHEET

               ITEM NUMBER IN FORM SB-2
                   AND TITLE OF ITEM                                                 LOCATION IN PROSPECTUS
                   -----------------                                                 ----------------------
Item 1.   Front of Registration Statement and Outside Front
          Cover of Prospectus ..................................................     Cover Page of Prospectus

Item 2.   Inside Front and Outside Cover Pages of                                    Inside Front and Outside Cover Pages of
          Prospectus ...........................................................     Prospectus

Item 3.   Summary Information and Risk Factors .................................     Prospectus Summary; The Company; Risk
                                                                                     Factors

Item 4.   Use of Proceeds ......................................................     Use of Proceeds

Item 5.   Determination of Offering Price ......................................     Outside Front Cover Page of Prospectus

Item 6.   Dilution .............................................................     Not Applicable

Item 7.   Selling Security Holders .............................................     Selling Security Holders

Item 8.   Plan of Distribution .................................................     Selling Security Holders

Item 9.   Legal Proceedings ....................................................     Business

Item 10.  Directors, Executive Officers, Promoters and
          Control Persons ......................................................     Management

Item 11.  Security Ownership of Certain Beneficial Owners                            Stock Ownership of Management and
          and Management .......................................................     Principal Shareholders

Item 12.  Description of Securities ............................................     Description of Securities

Item 13.  Interest of Named Experts and Counsel ................................     Legal Matters; Experts

Item 14.  Disclosure of Commission
          Position on  Indemnification for
          Securities Act Liabilities ...........................................     Management

Item 15.  Organization Within Last Five Years ..................................     Certain Transactions

Item 16.  Description of Business ..............................................     The Company; Business

Item 17.  Management's Discussion and Analysis                                       Management's Discussion and Analysis of
          or Plan of Operation .................................................     Financial Condition and Plan of Operation

Item 18.  Description of Property ..............................................     Business

Item 19.  Certain Relationships and
          Related Transactions .................................................     Certain Transactions

Item 20.  Market for Common Equity and Related                                       Outside Front Cover Page of Prospectus;
          Stockholder Matters ..................................................     Risk Factors; Market for Common Equity
                                                                                     and Related Stockholder Matters

Item 21.  Executive Compensation ...............................................     Management

Item 22.  Financial Statements .................................................     Financial Statements

Item 23.  Changes in and Disagreements with Accountants
          on Accounting and Financial Disclosure ...............................     Not Applicable

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any State.


                SUBJECT TO COMPLETION, DATED ___________________

PRELIMINARY PROSPECTUS


                                 950,000 Shares

                        ICY SPLASH FOOD & BEVERAGE, INC.

                                  Common Stock

                                   ----------

     This is an offering of shares of common stock of Icy Splash Food & Beverage, Inc., a New York corporation (hereinafter "the Company;" "Icy Splash;" "we;" "us;" and "our" will each refer to Icy Splash Food & Beverage, Inc.). Certain stockholders of the Company (the "Selling Security Holders") are offering to sell 950,000 shares of common stock issuable upon the exercise of Common Stock Purchase Warrants (the "Resale Share") which we issued in connection with a private placement during the period from March 1998 to October 1998.

     The Resale Shares are being offered for sale from time to time by the Selling Security Holders at the prevailing market price or in negotiated transactions, directly by the Selling Security Holders or through underwriters, dealers or agents.

     There is currently no public market for the common stock. We intend to list the common stock on the OTC - Bulletin Board under the proposed symbol "____", although no assurance can be made.

     THIS OFFERING INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 4 TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF THE COMMON STOCK.


                                   ----------

          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES
         OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                             REPRESENTATIONS MADE TO
                       THE CONTRARY IS A CRIMINAL OFFENSE

                                   ----------


             THE DATE OF THIS PROSPECTUS IS __________________, 2000

                               PROSPECTUS SUMMARY

     This summary highlights selected information from elsewhere in this prospectus. It is not complete and may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and financial statements and the related notes to those statements included in this prospectus.

                                   THE COMPANY

     Icy Splash is a producer and distributor of Icy Splash soft drinks, an innovative and refreshing line of carbonated beverages. We market and distribute two lines of soft drinks: (1) Icy Splash Clear, a naturally fruit-flavored, clear, carbonated soda; and (2) Icy Splash - Second Generation, a colored, fruit-flavored and cola, carbonated soda. The product line is offered to supermarket chains, grocery stores and convenience stores primarily in the New York, New Jersey and Connecticut area.

     Production and distribution of our products is entirely outsourced. Independent contractors produce components for production to exact specifications and ship them to an independent co-packer bottling facility. The components include prelabeled bottles, caps, flavors and preprinted boxes. The product is directly shipped from the bottling plant in trailer loads to distributors and chain stores. The direct delivery system has allowed us to eliminate our warehouse facility, which we maintained until June 1997. This has greatly reduced overhead expenses and has improved our bottom line.

     As part of our business operations, we expect to explore the prospect of acquiring full-service distributors and marketers of our products and other beverage products. Through direct ownership of distribution facilities, we believe that it may lower distribution costs and increase distribution volume of Icy Splash products. Also, the distribution of large name brand beverages would give management greater negotiating power to command shelf space for Icy Splash products in more competitive markets. To date, we have not entered into any agreements or letters of intent to purchase such entities.

     Our offices are located at 9-15 166th Street, Suite 5-B, Whitestone, New York 11357. Our telephone number is (718) 746-3585.

                                  THE OFFERING


Common Stock offered by the Selling Security Holders..   950,000 shares

Common Stock to be outstanding prior to offering...... 6,620,000 shares

Common Stock to be outstanding after the offering(1).. 7,570,000 shares

Proposed OTC - Bulletin Board Symbol(2)............... _____

Risk factors.......................................... For a discussion of  the risks, you should
                                                       consider before investing
                                                       in the common stock of
                                                       Icy Splash, see "Risk
                                                       Factors."

----------

(1) This includes 950,000 shares of common stock issuable upon the exercise of the Common Stock Purchase Warrants by the Selling Security Holders. This also includes 20,000 shares of common stock which Charles Tokarz, the Chief Financial Officer, Treasurer and Director of the Company has the right to acquire beneficially.

(2) Although the Company will be applying for initial quotation of its common stock on the OTC - Bulletin Board, there can be no assurance that the Company will be or will remain eligible for such listing under the rules and requirements of the requisite exchanges and regulators.

                          SUMMARY FINANCIAL INFORMATION

     The following summary of financial information has been derived from the financial statements included elsewhere in this prospectus and should be read in conjunction with such financial statements and the related notes.

                                                        Fiscal Year's ended December 31,             Nine Months Ended September 30,
                                                   1996(1)            1997             1998               1998             1999
                                                -----------------------------------------------      -----------------------------
                                                                                                      (Unaudited)       (Unaudited)
Income Statement Data:

Net sales                                       $   245,433       $   224,490       $   320,802       $  225,650        $  490,418
Gross profit                                         78,854            60,880           134,180           93,329           163,715
Operating profit (loss)                            (116,740)          (24,284)           27,880            2,805            59,807

Profit (loss) before income taxes                  (116,740)          (24,284)           25,345            2,076            55,900
Net profit (loss)                               $  (117,420)      $   (24,964)      $    24,665       $    1,364        $   55,220

Per share data:
Net profit (loss)                               $      --         $      --         $      --         $      --         $     0.01

Weighted average
  shares outstanding(2)                           6,100,000         6,100,000         6,653,741        6,458,038         7,550,000


                                                                                    September 30, 1999
                                                                                 Actual      As Adjusted(3)
                                                                                ---------------------------
Balance Sheet Data:

Working capital                                                                 $143,394      $  919,744
Total Assets                                                                     345,606       1,121,956
Long-term debt                                                                    56,500          56,500
Shareholders' equity                                                              97,250         873,600

(1)  From inception, June 17, 1996 through December 31, 1996.

(2) For an explanation of the determination of the number of shares used in per share calculations, see Note 1 of Notes to Financial Statements for the nine months ended September 30, 1999.

(3) Reflects the consummation of the offering as if it had occurred at September 30, 1999.

                                  RISK FACTORS

     Investing in our common stock will provide you with an equity ownership interest in Icy Splash. As a stockholder of Icy Splash, you may be exposed to risks inherent in our business. The performance of your shares will reflect the performance of our business relative to, among other things, competition, industry conditions and general economic and market conditions. The value of your investment may increase or decrease and could result in a loss. You should carefully consider the following factors as well as other information contained in this prospectus before deciding to invest in shares of our common stock.

       We have a limited operating history upon which you may evaluate us.

     We have a limited operating history upon which to evaluate the merits of investing in our common stock. Our prospects are subject to the risks, expenses and uncertainties encountered by companies in the beverage industry. These risks include failure to continue to develop our name recognition and reputation, inability to compete with other companies on the basis of advertising, price and price promotions, retail space management, consumer points of access, packaging innovation and distribution methods, and inability to attract, retain and motivate highly qualified employees. Furthermore, potential investors should be aware of the difficulties normally encountered by new enterprises, especially in view of the relatively small size of the offering. No assurance can be given that the Company will be able to continue to operate on a profitable basis, if at all.

   Increases in prices of raw materials used in the Company's operations could adversely effect our financial position.

     The Company will be dependent upon a ready supply of raw materials including, but not limited to, water, concentrates, syrups, carbon dioxide, plastic bottles, closures and other packaging materials. The prices for these materials are determined by the market, and may change at any time. Furthermore, we are not engaged in any purchasing agreements with our suppliers which provide for mechanisms alleviating price fluctuations of raw materials. Therefore, increases in prices for any of these raw materials could have a material adverse impact on our financial position. While management believes that there are numerous alternative suppliers for the raw materials, the loss of a supplier could disrupt the Company's operations. While we believe that alternatives to these suppliers and manufacturers are readily available, the time to effect a change could adversely impact our business in the short term should a change become necessary.

      We rely on one distributor for a significant amount of our business.

     As a result of our arms-length distribution arrangement with NY Soft Drink Distributors ("NYSD"), the primary distributor of Icy Splash products, a significant portion of our sales during the nine month period ended September 30, 1999 were to NYSD. During this period, the Company's total sales were $490,418, of which $245,479 of product was sold to NYSD. Such sales to NYSD can be attributed to the launch of our latest product line Icy Splash - Second Generation. If sales to NYSD were removed from our results of operations, our gross profit would decrease from $163,715 to approximately $92,012. Accordingly, the loss of NYSD as a distributor would have a material adverse effect on our sales and operations.

             We may be unable to compete successfully in the highly
                         competitive beverage industry.

     The beverage industry is highly competitive. Our products are sold in competition with all liquid refreshments. The soft drink business is highly competitive and there can be no assurance that we will be able to compete successfully. Many of our competitors have far greater financial, operational and marketing resources than the Company. Furthermore, the soft drink industry is characterized by rapid changes, including changes in consumer tastes and preferences, which may result in product obsolescence or short product life cycles. As a result, competitors may be developing products of which we are unaware which may be similar or superior to our products. Accordingly, there is no assurance that we will be able to compete successfully or that our competitors or future competitors will not develop products that render our products less marketable.

     Competitors in the soft drink industry include bottlers and distributors of nationally advertised and marketed products as well as chain store and private label soft drinks. The principal method of competition include brand recognition, price and price promotion, retail space management, service to the retail trade, new product introductions, packaging changes, distribution methods and advertising. See "Business - Competition."

           Bad weather in our peak season could result in lower sales.

     The Company's sales are seasonal. The soft drink beverage industry generally experiences its highest sales by volume during the spring and summer months and its lowest sales by volume during the winter months. As a result, our working capital requirements and cash flow vary substantially throughout the year. Consumer demand for our products are affected by weather conditions. Cool, wet spring or summer weather could result in decreased sales of our products and could have an adverse effect on our financial position.

     We may incur material losses and costs as a result of product liability claims that may be brought against us or any product recalls we have to make.

     We may be liable if the consumption of any of our products causes injury, illness or death. We also may be required to recall some of our products if they become contaminated or are damaged or mislabeled. A significant product liability judgement against us or a widespread product recall could have a material adverse effect on our business, financial condition and results of operations.

                    The government may adopt regulations that
                  could increase our costs or our liabilities.

     Our operations and properties are subject to regulations by various federal, state and local government entities and agencies. We cannot assure you that we have been or will at all times be in compliance with all regulatory requirements or that we will not incur material costs or liabilities in connection with regulatory requirements. See "Business - Government Regulation."

                 The liquidity of our common stock is uncertain
                     since it has not been publicly traded.

     To date, there is no public market for the Company's common stock. While we anticipate that our common stock will trade on the OTC - Bulletin Board after the offering, an active public market may not develop or be sustained. Furthermore, our common stock may not be or remain eligible to trade on the OTC
- Bulletin Board, which could result in an illiquid market for our common stock. In addition, the market price of our common stock may bear no relationship to the exercise price of the Common Stock Purchase Warrants (the "Warrants"). Accordingly, after the offering, the market price of our common stock might fall below the exercise price of the Warrants for an indefinite amount of time. In such event, the Selling Security Holders will be discouraged from exercising the Warrants for the Resale Shares, which could result in an illiquid market for such securities. The market price of our common stock might fall due to a number of factors, including:

     o    actual or anticipated fluctuations in our operating results;

     o    changes in expectations as to our future financial performance; and

     o    the  operating  and  stock  price   performance  of  other  comparable
          companies

     In addition, the stock market in general has experienced extreme volatility that often has been unrelated to the operating performance of particular companies. These broad market and industry fluctuations may adversely affect the trading price of our common stock, regardless of our actual operating performance.

   A substantial number of our shares will be available for sale in the public market after the offering and sales of those shares could adversely effect our stock price.

     Sales of a substantial number of shares of common stock into the public market after this offering, or the perception that such sales could occur, could materially and adversely effect our stock price or could impair our ability to obtain capital through an offering of equity securities. After the offering we will have outstanding 7,570,000 shares of common stock. Of these shares, 893,000 Resale Shares sold in this offering will be freely transferable without restriction or further registration under the Securities Act of 1933, as amended (the "Securities Act"), except for any shares purchased by our affiliates as defined in Rule 144 adopted under the Securities Act.

    Our need for additional financing is uncertain as is our ability to raise further financing, if required.

     We currently anticipate that our available cash resources combined with the net proceeds from this offering will be sufficient to meet our anticipated working capital and capital expenditure requirements for at least 24 months after the date of this prospectus. We may need to raise additional funds, however, to respond to business contingencies which may include the need to:

     o    fund more rapid expansion;

     o    fund additional marketing expenditures;

     o    enhance our operating infrastructure;

     o    respond to competitive pressures; or

     o    acquire complementary businesses.

     We cannot assure you that additional financing will be available on terms favorable to us, or at all. If adequate funds are not available or are not available on acceptable terms, our ability to fund our operations, take advantage of opportunities, develop products or services or otherwise respond to competitive pressures could be significantly limited.

   Future financings could adversely effect your ownership interest and rights in comparison with those of other stockholders.

     If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders will be reduced, and these newly-issued securities may have rights, preferences or privileges senior to those of existing stockholders, including, those acquiring shares in this offering.

     Many corporate actions will be substantially controlled by officers and directors regardless of the opposition of other investors to pursue an alternative course of action.

     Our directors and executive officers own approximately 92% of our outstanding common stock. These stockholders, if they acted together, could exert substantial control over matters requiring approval by our stockholders. These matters would include the election of directors and the approval of mergers or other business combination transactions. This concentration of ownership may also discourage, delay or prevent a change in control of the Company, which could have a material adverse effect on our stock price. These actions may be taken even if they are opposed by other investors.

      The loss of key personnel could have a material adverse effect on the business, operations and prospects of the Company.

     The Company is significantly dependent upon the continued participation of certain key persons including Joseph Aslan, the Company's President, and Shlomo Aslan, the Company's Vice President and Secretary. Joseph and Shlomo Aslan perform all of the day-to-day operations of the Company. In the event of the loss or unavailability of Shlomo or Joseph Aslan to the Company, there can be no assurance that the Company would be able to timely locate or employ qualified personnel to replace them. Accordingly, the loss or unavailability of Joseph or Shlomo Aslan to the Company would have a material adverse effect on the Company's business, operations and prospects.

              Our stock will be construed as a "penny stock" which
                      will make it more difficult to trade.

     The Securities and Exchange Commission (the "Commission") has adopted rules that regulate broker-dealer practices in transactions in "penny stocks." Penny stock generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq System, provided that current price and volume information regarding transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer to deliver to the customer a standardized risk disclosure document prepared by the Commission that provides information about penny stock and the nature and level or risks in the penny stock market. The broker-dealer also must provide the customer with other information. The penny stock rules require that prior to a transaction in a penny stock, the broker-dealer must determine in writing that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transactions. These disclosure requirements may reduce the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Because the Warrants are exercisable at the rate of $1.00 per share, the Resale Shares will be construed as penny stock upon exercise of the Warrants. Accordingly, investors in this offering may find it more difficult to sell their common stock.

        The failure of Icy Splash or third party vendors to be Year 2000 compliant could adversely impact our operations.

     We may realize exposure and risk if systems on which we are dependent to conduct our operations are not Year 2000 compliant. The Year 2000 issue arises as the result of computer programs having been written, and systems having been designed, using two digits rather than four to define the applicable year ("Year 2000"). Consequently, such software has the potential to recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculation causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

     The Company does not expect to be affected by Year 2000 as it does not rely on date-sensitive software or affected hardware. The Company's current accounting and other systems were purchased "off-the-shelf". The Company intends to timely update its accounting and other systems which are determined to be affected by Year 2000 by purchasing Year 2000 compliant software and hardware available from retail vendors at reasonable cost.

     To date, the Company has not devised a contingency plan for a worst case scenario resulting from Year 2000. The Company does not intend to create a contingency plan at this time since management has determined that such a contingency plan would not be cost beneficial to the Company where it only relies on software and systems for internal accounting purposes.

     Management has not yet contacted other companies on whose services the Company depends to determine whether such companies' systems are Year 2000 compliant. If the systems of the companies or other companies on whose services we depend, including the Company's customers, are not Year 2000 compliant, there could be a material adverse effect on the Company's financial condition or result of operations.

                                 USE OF PROCEEDS

     The Selling Security Holders are selling the Resale Shares covered by this prospectus for their own accounts. Accordingly, we will not receive any proceeds from the resale of the shares. We will receive proceeds from the exercise of the Warrants. If all the Warrants are exercised, we will receive $776,350, which is net of commission and offering costs. We expect to use the net proceeds from this offering to repay indebtedness, to expand our business, including sales, marketing and advertising expenditures, to continue our product development, for potential acquisitions and for general corporate purposes, including working capital.

     We will bear all expenses relating to this registration except for brokerage or underwriting commissions and expenses, if any, which the Selling Security Holders will pay.

     Pending use of the net proceeds for the above purposes, we intend to invest these funds in short-term, interest-bearing, investment-grade securities and use these funds for general corporate purposes.

                                 DIVIDEND POLICY

     We have never declared or paid any cash dividends on our common stock and do not expect to do so in the foreseeable future. We currently intent to retain any earnings to finance the expansion and development of our business. Any future payment of dividends will be made at the discretion of the Board of Directors based upon conditions then existing, including our earnings, financial condition and capital requirements as well as such economic and other conditions as our Board of Directors may deem relevant.

                                 CAPITALIZATION

     The following table sets forth our capitalization as of September 30, 1999. Our capitalization is presented on an actual basis and on an adjusted basis to reflect the sale of the Resale Shares in this offering.


                                                          September 30, 1999
                                                         Actual   As Adjusted(1)
                                                       ----------------------

Short-term debt:
  Note payable                                         $  65,000    $  65,000
                                                       ----------------------

Long-term debt:
  Shareholder loans                                       56,500       56,500
                                                       ----------------------

Shareholders' equity:
  Preferred stock, $.001 par value,
    1,000,000 shares authorized, zero shares issued
    and outstanding for 1999 and 1998                       --           --
  Common stock, $.001 par value, 50,000,000 shares
    authorized, 6,600,000 and 6,260,000 shares issued
    and outstanding for 1999 and 1998, respectively        6,600        7,550
  Additional paid-in capital                             153,149      928,549
  Accumulated deficit                                    (62,499)     (62,499)
                                                       ----------------------
                                                       $  97,250    $ 873,600
                                                       ----------------------



(1) Reflects the consummation of the offering as if it had occurred at September 30, 1999.

                             SELECTED FINANCIAL DATA

     The following selected financial information concerning Icy Splash has been derived from the financial statements included elsewhere in this prospectus and should be read in conjunction with such financial statements and the related notes. The financial information as of December 31, 1998 has been derived from the audited financial statements of the Company prepared by Lazar Levine & Felix LLP.

                                                        Fiscal Year's ended December 31,             Nine Months Ended September 30,
                                                   1996(1)            1997             1998               1998             1999
                                                -----------------------------------------------      -----------------------------
                                                                                                      (Unaudited)       (Unaudited)
Income Statement Data:

Net sales                                       $   245,433       $   224,490       $   320,802       $  225,650        $  490,418
Gross profit                                         78,854            60,880           134,180           93,329           163,715
Operating profit (loss)                            (116,740)          (24,284)           27,880            2,805            59,807

Profit (loss) before income taxes                  (116,740)          (24,284)           25,345            2,076            55,900
Net profit (loss)                               $  (117,420)      $   (24,964)      $    24,665       $    1,364        $   55,220

Per share data:
Net profit (loss)                               $      --         $      --         $      --         $      --         $     0.01

Weighted average
  shares outstanding(2)                           6,100,000         6,100,000         6,653,741        6,458,038         7,550,000


                                                                                    September 30, 1999
                                                                                 Actual      As Adjusted(3)
                                                                                ---------------------------
Balance Sheet Data:

Working capital                                                                 $143,394      $  919,744
Total Assets                                                                     345,606       1,121,956
Long-term debt                                                                    56,500          56,500
Shareholders' equity                                                              97,250         873,600

(1)  From inception, June 17, 1996 through December 31, 1996.

(2) For an explanation of the determination of the number of shares used in per share calculations, see Note 1 of Notes to Financial Statements for the nine months ended September 30, 1999.

(3) Reflects the consummation of the offering as if it had occurred at September 30, 1999.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Results of Operations

     Net sales for Icy Splash Food & Beverage, Inc. (the "Company") increased 300.0%, from $43,754 to $175,404, in the third quarter of 1999 and 117.3%, from
$225,650 to $490,418, year to date versus comparable periods for 1998. The increase reflects the introduction of a new line of products, Icy Splash - Second Generation, at the end of December 1998. While the Company's original product, Icy Splash - Clear, accounted for all beverage sales in the first three quarters of 1998, it accounted for 29.9% of beverage sales for the third quarter and 32.5% year to date in 1999. Icy Splash - Second Generation sales are less seasonal than Icy Splash - Clear, making the Company's sales volume less susceptible to dramatic decreases in sales volume as in the third quarter of 1998.

     The gross profit margin decreased to 33.0% in the third quarter of 1999, from 40.2% in the third quarter of 1998, and to 33.4% for the nine months ended September 30, 1999, from 41.4% for the same period in 1998. The decrease in profit margin for both periods was caused by the introduction of the lower profit margin line of products, Icy Splash - Second Generation, into the sales mix.

     Selling expenses were $21,255 in the third quarter of 1999, compared with $24,903 in the third quarter of 1998, 12.1% and 56.9% of sales, respectively. For the first nine months of the year selling expenses were $56,714 in 1999, compared with $52,415 for the same period in 1998, 11.6% and 23.2% of sales, respectively. The increase in the dollar volume of selling expenses in 1999 is due to the increase in sales volume, while the decrease in percentage of sales is due to the lower selling costs associated with the new product line. During the first nine months of 1999, $25,257 of promotion expenses (sales discounts and giveaways) were expended predominately to promote sales of the Icy Splash - Second Generation product line, compared with $310 to promote Icy Splash - Clear in 1998. However, during the first nine months of 1998 there were advertising expenditures of $20,142 for advertising media, including video, compared to $310 in 1999.

     General and administrative expenses were $18,673 in the third quarter of 1999, compared with $12,259 in the third quarter of 1998, 10.6% and 28.0% of sales, respectively. For the first nine months of 1999, general and administrative expenses were $47,194, compared with $38,109 for the same period in 1998, 9.6% and 16.9% of sales, respectively. While the decrease of general and administrative expenses as a percentage of sales demonstrates that growth of sales has been accomplished without a corresponding growth of overhead expenses, there has been a significant increase in insurance, due to more comprehensive insurance coverage in 1999. Professional fees were $5,551 in the third quarter of 1999, compared with none in the third quarter of 1998, 3.2% and 0% of sales, respectively. For the first nine months of 1999 professional fees were $7,268, compared with $4,000 for the same period in 1998, 1.5% and 1.8% of sales, respectively. As the Company completes its SB-2 registration with the Securities and Exchange Commission and continues filing quarterly and annual reports, professional fees will probably continue to increase. Bad debt expense was $11,799 for the first nine months of 1999 versus $15,907 for the same period of 1998, 2.4% and 7.1% of sales, respectively. The Company anticipates continuing lower bad debt expense as a percentage of sales for 1999 due to the quality of its current distributors (customers). Other expenses with significant differences as a percentage of sales between 1999 and 1998 are temporary, timing differences.

     Income from operations for the third quarter of 1999 was $18,010, an increase of $37,606 from the third quarter of 1998, with an operating margin of 10.3% for 1999 and (44.8%) for 1998, reflecting an increase in sales volume, an increase in operating costs, lower gross profit margin for Icy Splash Second Generation and a seasonal fluctuation of sales volume in the third quarter of 1998. Income from operations and operating margin for the nine months ended September 30, 1999 were $59,807 and 12.2%, compared to $2,805 and 1.2% for the nine months ended September 30, 1998.

     Interest expense increased from $729 to $3,907 year to date in 1999 versus the comparable period in the prior year. There was an outstanding $65,000 note payable for all nine months during 1999 and a $75,000 note payable for only one month during 1998.

Liquidity and Capital Resources

     Working capital increased $89,647 from December 31, 1998 to September 30, 1999 because proceeds of profitable operations were used to fund inventory and receivables.

     Net cash flow used by operating activities was $15,097 for the nine months ended September 30, 1999, while $34,032 was provided by operations during the same period of 1998. During 1999, cash was predominately used to fund increases in accounts receivable and inventory in order to facilitate increases in sales volume. During 1998, sales volume suffered a dramatic seasonal downturn in the third quarter, which decreased receivables and inventory, thereby providing cash.

     During the first nine months of 1999, $25,031 was collected against notes receivable, while during the same nine months of 1998, $55,900 was loaned to a vendor and $38,850 of the loaned amount was repaid. The Company made a loan to a vendor to help fund capital improvements. Repayment was recorded as the vendor performed services for the Company. The Company purchased $2,885 of fixed assets during the three quarters ended September 30, 1999 and $3,449 for the same period in 1998.

     During the nine months ended September 30, 1999, a $65,000 note payable was refinanced and $56,000 was borrowed from shareholders to fund the doubling of accounts receivable and inventory caused by increased sales volume since December 31, 1998. During the nine months ended September 30, 1998, the Company received $32,700 of equity from a private placement and $88,852 from shareholder loans. Also, during the third quarter of 1998, shareholder loans of $123,294 were repaid by a $100,000 third party note payable and funds provided by operations and $25,000 of the third party loan was repaid prior to September 30, 1998. Costs of $21,438 and $18,047 were expended in the first three quarters of 1999 and 1998, respectively, for a private offering under Regulation D of the Securities Act of 1933, as amended, and the anticipated secondary public offering of shares of the Company's common stock.

Year 2000 Compliance

     The Year 2000 issue arises as the result of computer programs having been written, and systems having been designed, using two digits rather than four to define the applicable year ("Year 2000"). Consequently, such software has the potential to recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculation causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

     The Company does not expect to be affected by Year 2000 as it does not rely on date-sensitive software or affected hardware. The Company's current accounting and other systems were purchased "off-the-shelf". The Company intends to timely update its accounting and other systems which are determined to be affected by Year 2000 by purchasing Year 2000 compliant software and hardware available from retail vendors at reasonable cost.

     To date, the Company has not devised a contingency plan for a worst case scenario resulting from Year 2000. The Company does not intend to create a contingency plan at this time since management has determined that such a contingency plan would not be cost beneficial to the Company where it only relies on software and systems for internal accounting purposes.

     Management has not yet contacted other companies on whose services the Company depends to determine whether such companies' systems are Year 2000 compliant. If the systems of the companies or other companies on whose services we depend, including the Company's customers, are not Year 2000 compliant, there could be a material adverse effect on the Company's financial condition or result of operations.

                                    BUSINESS

                                    Overview

     Icy Splash Food & Beverage, Inc. is a New York corporation which was incorporated on June 17, 1996. We were authorized to issue an aggregate of 200 shares of no par common stock.

     As of February 1996, we were authorized to issue 50,000,000 shares of common stock with a par value of $0.001 per share and 1,000,000 shares of preferred stock with a par value of $0.001 per share. As of January 1, 2000, 6,620,000 shares of our authorized shares of common stock were issued and outstanding assuming the issuance of 20,000 shares of common stock to Charlie Tokarz, as described in Mr. Tokarz's consulting agreement dated March 19, 1998.

     Icy Splash maintains an office at 9-15 166th Street, Suite 5-B, Whitestone, New York 11357.

                             Business of Icy Splash

     Soft drinks are carbonated beverages, excluding clear carbonated beverages and natural sodas, which belong to a category called "New Age" or "Alternative Beverages." This category of alternative beverages include still waters, teas, juice, juice drinks, sparkling waters and natural sodas. Icy Splash is a producer and distributor of Icy Splash soft drinks, an innovative and refreshing line of carbonated beverages. We market and distribute two lines of soft drinks:
(1) Icy Splash - Clear, a naturally fruit-flavored,  clear, carbonated soda; and
(2) Icy Splash - Second Generation, a colored, fruit-flavored and cola, carbonated soda. The product line is offered to supermarket chains, grocery stores and convenience stores primarily in the New York, New Jersey and Connecticut area.

     Production and distribution of our products is entirely outsourced. Independent contractors produce components for production to exact specifications and ship them to an independent co-packer bottling facility. The components include prelabeled bottles, caps, flavors and preprinted boxes. The product is directly shipped from the bottling plant in trailer loads to distributors and chain stores. The direct delivery system has allowed us to eliminate our warehouse facility, which we maintained until June 1997. This has greatly reduced overhead expenses and has improved our bottom line.

                           Acquisition of Distributors

     As part of our business operations, we expect to explore the prospect of acquiring full-service distributors and marketers of our products and other beverage products. Through direct ownership of distribution facilities, we believe that it may lower distribution costs and increase distribution volume of Icy Splash products. Also, the distribution of large name brand beverages would give management greater negotiating power to command shelf space for Icy Splash products in more competitive markets. To date, we have not entered into any agreements or letters of intent to purchase such entities.

                        Icy Splash Products and Marketing

     The Company's flagship product,  Icy Splash - Clear, comes in four flavors:
Blackberry; Wild Cherry; Lime Kiwi; and Raspberry & Boysenberry. Icy Splash products are produced using all natural flavors. The drink is most appealing to young adults, sport fans and health conscious individuals. We believe that customers from these market segments are generally well informed and health conscious, and prefer an all-natural flavored drink with no artificial colors or additives.

     We initially created Icy Splash - Clear in order to focus on the clear carbonated beverage industry rather than competing with the larger beverage corporations who offer a more extensive line of soft drinks. Also, we have marketed Icy Splash as a leader of "new age" and water beverages in order to distance ourselves from the more competitive leading soda brand names. Icy Splash - Clear is strategically placed with bottled water and other alternative beverages on supermarket shelves to identify with the fast-growing alternative beverage market segment. The Company packages and distributes Icy Splash - Clear in 24-packs of plastic 20 oz. bottles, although customers of retailers can purchase one bottle at a time.

     The primary targets for Icy Splash - Clear are the major supermarket chain stores in the New York, New Jersey and Connecticut area. In order to sell Icy Splash - Clear in supermarkets and grocery stores, we must spend money to obtain shelf space for our product. In other words, the Company must pay retailers to have the clear products placed on their shelves to be sold for a set amount of time. This arrangement is standard in "new age" and water beverage retailing. In addition to shelf space, the retailer will also promote Icy Splash - Clear by publishing and distributing coupons and placing promotional displays on its shelves.

     Icy Splash - Second Generation is a new line of soft drinks which was launched in December of 1998. It comes in 14 flavors including Natural Lemon Tea; Blue Raspberry; Orange; Pineapple; Fruit Punch; Root Beer; Black Cherry; Lemon Lime; Grape; Kola Champagne; Strawberry; Peach; Ginger Ale; and Cola. Although there are a few cola flavors, most of the line is fruit flavored and will capitalize on the growth trend for non-cola beverages. This new line of product has been developed with the same care, quality, and attention to the desires of consumers as the clear products.

     Unlike the clear product, Icy Splash - Second Generation has been developed for the "Up and Down the Street" market, consisting of neighborhood grocery stores and small grocery chains in the New York City boroughs. This market requires a different type of distributor, with only local distributors functioning effectively in this marketplace. The sales persons typically deal with the store owners on a weekly basis. Icy Splash - Second Generation is packaged and distributed in 24-packs of plastic 2 and 3 liter bottles. Again, customers of retailers can purchase one bottle at a time.

     Rather than spending money to obtain shelf-space, as required in "new age" and water retailing to supermarkets and food chains, distributors of Icy Splash
- Second Generation sell the product to store owners at prices and terms usually agreed upon on a weekly basis. Furthermore, our distributors promote the product through product give-away and significant retail price discounting.

      Distribution of Icy Splash Products and Dependence on Major Customers

     The primary distributors of our products are I Epstein, Hadden House and NYSD. The product line is distributed primarily to supermarket chains, and, to a lesser extent, to grocery stores and convenience stores in the New York, New Jersey and Connecticut area. We currently sell to the following supermarket chain stores: Waldbaums NY; Key Food NY; Food Town NJ; King Kullen NJ; Edwards NJ; Shop Rite NJ; C-Town NY; Bravo NY; Associated NY; A&P NY/NJ; Acme NJ; and Drug Fair Cost Cutters NJ. Our products are also being sold in D'agostino and Gristedes supermarkets in Manhattan. Some of the aforementioned retailers only carry our products in the summer months.

     As a result of our distribution arrangement with NYSD, a significant portion of our sales during the nine month period ended September 30, 1999 were to NYSD. During this period, the Company's total sales were $490,418, of which $295,479 of product was sold to NYSD. Such sales to NYSD can be attributed to the launch of our latest product line Icy Splash - Second Generation. If sales to NYSD were removed from our results of operations, our gross profit would decrease form $163,715 to approximately $92,012. Accordingly, management believes that the loss of NYSD as a distributor would have a material adverse effect on our sales and operations.

                      Status of Publicly Announced Products

     To date, we have not yet begun to sell previously announced new products or services. We had announced that we will obtain new food and beverage products through development and acquisition of intellectual property rights, exclusive distribution rights for domestic and foreign products and distributorships owning rights to viable products. Although these plans have not yet been fully developed, management anticipates that future products will be introduced to the public in the near future, although there can be no assurance.

             Sources and Availability of Raw Materials and Suppliers

     We will specialize in production and distribution of soft drinks. Therefore, the Company will be dependent upon a ready supply of raw materials including, but not limited to, water, concentrates, syrups, carbon dioxide, plastic bottles, closures and other packaging materials. The prices for these materials are determined by the market, and may change at any time. Furthermore, we are not engaged in any purchasing agreements with our suppliers which provide for mechanisms alleviating price fluctuations of raw materials. Therefore, increases in prices for any of these raw materials could have a material adverse impact on our financial position. While management believes that there are numerous alternative suppliers for the raw materials, the loss of a supplier could disrupt the Company's operations. While we believe that alternatives to these suppliers and manufacturers are readily available, the time to effect a change could adversely impact our business in the short term should a change become necessary.

                                   Competition

     The beverage industry is highly competitive. Our products are sold in competition with all liquid refreshments. The soft drink business is highly competitive and there can be no assurance that we will be able to compete successfully. Many of our competitors have far greater financial, operational and marketing resources than the Company. Furthermore, the soft drink industry is characterized by rapid changes, including changes in consumer tastes and preferences, which may result in product obsolescence or short product life cycles. As a result, competitors may be developing products of which we are unaware which may be similar or superior to our products. Accordingly, there is no assurance that we will be able to compete successfully or that our competitors or future competitors will not develop products that render our products less marketable.

     Competitors in the soft drink industry include bottlers and distributors of nationally advertised and marketed products as well as chain store and private label soft drinks. The principal method of competition include brand recognition, price and price promotion, retail space management, service to the retail trade, new product introductions, packaging changes, distribution methods and advertising.

     Icy Splash - Clear is primarily competing in the clear carbonated beverage industry. Our direct competitors are large corporations such as Mystic, Canada Dry, Adirondack and Crystal Bay. We believe that our flexibility and innovation in developing and implementing new methods of marketing and distributing our product will permit us to compete effectively against these competitors.

     Icy Splash - Second Generation is primarily competing against bottlers and distributors of nationally advertised and marketed products, such as Top Pop, City Club and Stars and Stripes products, as well as chain store and private label soft drinks. Because of greater financial resources, as well greater experience in the soft drink business, these companies have greater brand recognition of their products.

     Management believes that the Company's unique capability to offer products that are fresh, nutritious, economical and aesthetically appealing to the consumer will make Icy Splash a viable competitor in the soft drink industry. Our products will be differentiated from those of our competitors on the basis of taste, appearance and quality at competitive price points.

                              Government Regulation

     The production, distribution and sale of our products are subject to the Federal Food, Drug and Cosmetic Act, the Occupational Safety and Health Act and various federal and state statutes regulating the production, sale, safety, advertising, labeling and ingredients of such products. Compliance with all such regulations may be time-consuming and expensive. To the best of management's knowledge, the Company complies with necessary state and federal laws necessary to operate a beverage production and distribution company in the state of New York.

     We cannot predict the impact of possible changes that may be required in response to future legislation, rules or inquires made from time to time by governmental agencies. Food and Drug Administration regulations may, in certain circumstances, affect the ability of the Company, as well as others in the industry, to develop and market new products. However, we do not presently believe that existing applicable legislative and administrative rules and regulations will have a significant impact on operations.

     We believe that our current environmental compliance programs adequately address federal, state and local environmental laws and that we are in compliance with such laws. In all of our markets, we offer our bottled products in returnable containers in compliance with applicable recycling laws. Also, in compliance with applicable recycling laws, we employ the services of various recycling companies to recycle our used bottles. The cost to the Company of these recycling services were $2,187.81 in 1997, $3,145.59 in 1998 and $1,935 for the nine months ended September 30, 1999. Compliance with, or any violation of, current and future laws or regulations could require material expenditures by us or otherwise have a material adverse effect on our business.

                                   Trademarks

     The Company's registered trademark is "Icy Splash". We intend to apply for United States and International patent, trademark and copyright protection, where applicable, in connection with certain of our products and property. Although intellectual property may derive the Company some value, at the present time, we believe that other factors, such as product innovations, are of more significance in the Company's particular industry. We attempt to avoid infringing patents of others by monitoring on a regular basis patents issued with respect to food processing equipment. Additionally, there is no assurance that we will be able to prevent competitors from using the same or similar marks, products or appearances of the Company.

     All trademarks or service marks appearing in this prospectus that do not relate to our products are the property of their respective holders.

                                    Employees

     Because all production, distribution and marketing of our products are outsourced to independent contractors, the Company has not hired any full or part-time employees.

                                   Properties

     Since December 1997, the Company has been conducting its business from office space located at 9-15 166th Street, Suite 5-B, Whitestone, New York 11357. This property, aggregating approximately 2,500 square feet, is owned by Joseph Aslan. From January 1, 1999 to July 1, 1999, we also occupied office space leased by NYSD. We discontinued use of such office space and continued to operate all of our business from the office space owned by Mr. Aslan. To date, the Company has not made any lease payments for the use of office space owned by Mr. Aslan or NYSD.

     We signed an agreement to purchase a commercial property located at 494-504 Wortman Avenue, Brooklyn, New York 11208. There is a commercial building situated on the premises, aggregating approximately 25,000 square feet. Adjacent to the building lies a parcel of land aggregating approximately 20,000 square feet. The purchase price of the premises was $800,000. We received an Inducement Resolution acknowledging that the New York City Industrial Development Agency would provide certain tax benefits to us if we acquired the property.

     In early September 1999, management recognized that the Company could not obtain any financing to purchase the property. As a result, the Company assigned the contract to Aslan Holding Corp., a corporation wholly owned by Joseph and Shlomo Aslan. It is anticipated that the Company will lease approximately 2,000 square feet of space in the premises for $1,300 per month.

                                  Legal Matters

     On March 19, 1997, the Company filed suite against Icy Splash, Inc., a predecessor of the Company, and a former shareholder of Icy Splash, Inc. This case is presently pending in New York Supreme Court, Kings County. The Company secured a preliminary injunction against the defendants enjoining them from misappropriating the Company's intellectual property rights including the use of the trademark "Icy Splash." The defendants initially filed a notice of appeal relating to the injunction. However, their time to perfect the appeal has expired. The case to convert the preliminary injunction to a permanent injunction is proceeding on the merits. Management believes that this suit will be resolved in favor of the Company, although no assurance can be given.

                                   MANAGEMENT

Directors and Executive Officers

     As of January 1, 2000 the directors and executive officers of the Company, their ages, positions in the Company and the dates of their initial election or appointment as director or executive officer are as follows:

                                 Positions and Offices
Name                 Age         Presently Held with the Company
----                 ---         -------------------------------

Joseph Aslan         44          President, Director

Shlomo Aslan         50          Vice President, Secretary, Director

Charles Tokarz       52          Chief Financial Officer, Treasurer, Director

Sy Aslan             55          Director

Business Experience

     Joseph Aslan has served as the Company's President and Director since the Company's inception in June of 1996. Prior to joining the Company, from 1994 to 1996, Mr. Aslan was the co-owner and manager of Tribeca Classics, Inc., his family-owned textile business. Mr. Aslan has over 15 years of experience in finance and business management.

     Shlomo Aslan has served as the Vice President, Secretary and Director of the Company since the Company's inception in June of 1996. Prior to joining the Company, from 1994 to 1996, Mr. Aslan was the co-owner of Tribeca Classics, Inc., his family textile business. He has more than 25 years of business ownership experience, particularly in the restaurant and textile business. Mr. Aslan holds a BA in Accounting.

     Charles Tokarz is the Chief Financial Officer, Treasurer and Director of the Company. He has held this position since April of 1998. Prior to joining the Company, Mr. Tokarz served from 1997 to 1998 as Chief Financial Officer and Treasurer for Silver Star International, Inc., a publicly traded wholesale distributor of clothing and novelty items. From 1987 to 1997, he was self-employed as a Certified Public Accountant ("CPA"). From 1986 to 1987, Mr. Tokarz served as President of Gardner Capital, Corp., a small NASD broker-dealer specializing in equity financing for real estate projects. From 1984 to 1986, he served as Vice President of Finance for Retirement Corporation of America, a developer and manager of elderly housing and nursing home facilities. From 1978 to 1984, he served as Vice President and Controller for Fininvest, Ltd. and
Appalachian Joint Venture, developers of luxury condominiums and office buildings. From 1976 to 1978, he served as Comptroller of the California Club, Inc., a country club owned by Caesar's World, Inc., a company listed on the New York Stock Exchange. He is a CPA and has over 20 years of business, financial and financial planning experience. Mr. Tokarz holds a BS and an MBA.

     Sy Aslan is a Director of the Company. He has held this position since the Company's incorporation in June of 1996. Since 1989, he has served as Director of Operations of United Management Technologies, a consulting firm focusing on developing and supporting effective management practices. He has been involved in the development and implementation of strategic management solutions for numerous Fortune 500 financial institutions for over 20 years. Mr. Aslan holds BS and MS degrees in management and Industrial Engineering.

Directors of Other Reporting Companies

     None of the directors are directors of other reporting companies.

Significant Employees

     The officers and directors who are identified above are the significant employees of the Company.

Involvement in Certain Legal Proceedings

     None of the officers and directors of the Company have been involved in the past 5 years in any of the following:

     (1)  Bankruptcy proceedings; or

     (2)  Subject to criminal proceedings or convicted of a criminal act; or

     (3) Subject to any order, judgment or decree entered by any Court for violating any laws relating to business, securities or banking activities; or

     (4) Subject to any order for violation of federal or state securities laws or commodities laws.

Executive Compensation

     To date, management has not collected any compensation from the Company in excess of $100,000 in any fiscal year.

                              CERTAIN TRANSACTIONS

     On March 19,  1998,  we entered into a  consulting  agreement  with Charles
Tokarz, our Chief Financial Officer, Treasurer and Director, for services rendered as Chief Financial Officer. The agreement provides that beginning March 20, 1998, Mr. Tokarz would provide services to the Company including assistance in correspondence and due diligence, liaisons with auditors, assistance in preparation of financial projections and assumptions, review of accounting reports and systems, analysis of acquisitions and preparation of quarterly unaudited financial statements. In consideration for these services, Icy Splash would provide payments of: (i) 20,000 shares of Icy Splash common stock; (ii) a retainer of $500; and (iii) payment of $35.00 per hour for services rendered as Chief Financial Officer.

     All transactions and future transactions, if any, between us and our officers, directors and principal shareholders and their affiliates and any transactions between us and any entity with which our officers, directors or principal shareholders are affiliated have been and will be subject to the approval of a majority of our board of directors. Such transactions have been and will be on terms no less favorable to us than could be obtained from unaffiliated third parties.

                            SELLING SECURITY HOLDERS

     The following table sets forth certain information concerning those persons known to the Company, based on information known to the Company and/or obtained from such persons, with respect to the beneficial ownership of the Resale Shares issuable upon exercise of the Warrants. Unless indicated otherwise, all Selling Security Holders own less than 1% of the Company's issued and outstanding shares of common stock prior to and after the offering.

                                Number of Shares Beneficially          Number of Shares       Number of Shares
Selling Security Holders        Owned Prior to Offering(1)             Being Offered          Owned After Offering
------------------------        --------------------------             -------------          --------------------
Arvin Scott                      58,000                                 38,000                 20,000

Steven Michaels                  58,000                                 38,000                 20,000

Meshulam Elmaliach               14,500                                  9,500                  5,000

Tova Sadka                       43,500                                 28,500                 15,000

Gatznyo Moshe                    58,000                                 38,000                 20,000

Emile Ohayon                     29,000                                 19,000                 10,000

George Tsatsos                   58,000                                 38,000                 20,000

Yehuda Tzur                      58,000                                 38,000                 20,000

Debra Millman                    43,500                                 28,500                 15,000

Bianka Dalal                     43,500                                 28,500                 15,000

Victoria T. Tokarz(2)            87,000(3)                              57,000                 30,000

Robert Eaves
   and Karen Eaves              145,000(4)                              95,000                 50,000

Dennis R. Olden                  43,500                                 28,500                 15,000

Edward Roach &
   Elizabeth Cronin              72,500(5)                              47,500                 25,000

Elaine F. O'Neil                 36,250                                 23,750                 12,500

John J. O'Neil                   36,250                                 23,750                 12,500

John A. O'Neil                   72,500(5)                              47,500                 25,000

Donna R. O'Neil                  72,500(5)                              47,500                 25,000

George Gerson                    72,500(5)                              47,500                 25,000

Deborah Kline                    58,000                                 38,000                 20,000

Arthur C. Krepps, III            72,500(5)                              47,500                 25,000

Krista Killius                   14,500                                  9,500                  5,000

James Killius                    14,500                                  9,500                  5,000

Gina Russo                       14,500                                  9,500                  5,000

W. Gordon Freeman
   and Sharon L. Freeman         14,500                                  9,500                  5,000

Huon Consulting, Inc.            72,500(5)                              47,500                 25,000

Quinn Truckenbrod                14,500                                  9,500                  5,000

Mia Truckenbrod                  14,500                                  9,500                  5,000

Diane Leon Pekarek               29,000                                 19,000                 10,000

Bruce Pekarek                    29,000                                 19,000                 10,000

----------
(1) Includes 950,000 shares of common stock issuable upon exercise of the Warrants by the Selling Security Holders.

(2) Victoria T. Tokarz is the wife of Charles Tokarz, our Chief Financial Officer, Treasurer and Director.

(3) 1.3% of Icy Splash common stock issued and outstanding prior to the offering.

(4) 2.2% of Icy Splash common stock issued and outstanding prior to the offering.

(5) 1.1% of Icy Splash common stock issued and outstanding prior to the offering.

     The actual number of shares of common stock beneficially owned is subject to adjustment and could be materially less or more than the stated amount being offered for sale depending on factors which cannot be predicted by the Company at this time. These factors include, but are not limited to, whether or to what extent dividends due the Warrant holders, if any, are paid in common stock of the Company. The shares registered by the Selling Security Holders may be sold from time to time directly by the Selling Security Holders. Alternatively, the Selling Security Holders may from time to time offer such securities through underwriters, dealers or agents. The distribution of securities by the Selling Security Holders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of such shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Security Holders in connection with such sales of securities. The Selling Security Holders and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation.

            STOCK OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

     The following table sets forth the beneficial ownership of shares of voting stock of Icy Splash, as of January 1, 2000, of (i) each person known by Icy Splash to beneficially own 5% or more of the shares of outstanding common stock;
(ii) each of Icy Splash's executive officers and directors; and (iii) all of Icy Splash's executive officers and directors as a group. Except as otherwise indicated, all shares are beneficially owned, and investment and voting power is held by the persons named as owners.

                                              Amount and
                   Name and Address of        Nature of Shares        Percentage
Title of Class     Beneficial Owner           Beneficially Owned      Ownership
--------------     ----------------           ------------------      ---------

Common             Joseph Aslan(1)(2)(6)      2,970,000               44.9%

Common             Shlomo Aslan(1)(3)(6)      2,970,000               44.9%

Common             Sy Aslan(1)(4)(6)            100,000                1.5%

Common             Charles Tokarz(1)(5)(7)       20,000                0.30%

Common             All officers and           6,060,000               91.5%
                   directors as a group
                   (4 persons)

----------

(1) The business address for Joseph Aslan, Shlomo Aslan and Charles Tokarz is 9-15 166th Street, Suite 5B, Whitestone, New York 11357.

(2)  Joseph Aslan serves as the Company's President and as a Director.

(3) Shlomo Aslan serves as the Company's Vice President, Secretary and as a Director.

(4)  Sy Aslan serves as a Director of the Company.

(5) Charles Tokarz serves as the Company's Chief Financial Officer, Treasurer and as a Director.

(6)  Joseph, Shlomo and Sy Aslan are brothers.

(7) Charles Tokarz has the right to acquire beneficial ownership of these 20,000 shares of common stock pursuant to a consulting agreement dated April 1, 1998. These shares have not yet been issued. See "Certain Relationships and Related Transactions."

                            DESCRIPTION OF SECURITIES

     We are authorized to issue 50,000,000 shares of common stock, with a par value of $0.001 per share, and 1,000,000 shares of preferred stock, with a par value of $0.001 per share.

Common Stock

     Holders of common stock do not have subscription, redemption, conversion or preemptive rights. The shares of common stock held by shareholders are fully paid and non-assessable. Each share of common stock is entitled to participate pro rata in distribution upon liquidation, subject to the rights of holders of preferred stock, and to one vote on all matters submitted to a vote of shareholders. The shareholders of common stock may receive cash dividends as declared by the Board of Directors out of funds legally available therefor, subject to the rights of any shareholders of preferred stock. Shareholders of common stock are entitled to elect all directors.

Preferred Stock

     The Company's  certificate  of  incorporation,  as amended,  authorizes the issuance of up to 1,000,000 shares of preferred stock, with a par value of $0.001 per share. The preferred stock shall have such voting rights, designations, preferences and relative participating, optional or other rights, qualifications, limitations or restrictions as may be determined and set forth in resolution or resolutions adopted from time to time by the Board of Directors of the Company.

Warrants

     Common Stock Purchase Warrants were issued in connection with the Company's private placement, pursuant to Rule 504 under Regulation D of the Securities Act, from March 1998 to October 1998. See "Private Placement Units." Each Warrant entitles the registered holder to purchase one share of the Company's common stock for $1.00. The exercise price of the Warrants and the number of shares issuable upon exercise of such Warrants is subject to adjustment to protect against dilution in the event of stock dividends, stock splits, combinations, subdivisions and reclassification. Furthermore, the Company may redeem the Warrants at a price of $.01 per Warrant by giving not less than 30 days prior written notice to the record holders if the closing bid price of the common stock equals or exceeds $2.50 for the 10 consecutive trading days ending on the third day prior to the date on which the notice of redemption is given. In the event the Company notifies record holders of its intent to redeem any Warrants, the record holders may exercise at any time prior to the close of business on the day immediately preceding the date fixed for redemption provided that there is a registration statement in effect or there is an exemption from such registration. The Company has extended the expiration date of the Warrants to January 20, 2002. The Company reserves the right to lower the exercise price of the Warrants, which reduction may be for a limited time, not less than 60 days, or the balance of the term of the Warrants.

Private Placement Units

     During the period from March 1998 to October 1998, we issued an aggregate of 10,000 units pursuant to Rule 504 under Regulation D of the Securities Act (the "Private Placement"). Each unit consists of 50 shares of common stock at $5.00 per unit, and 95 redeemable Common Stock Purchase Warrants. All 10,000 units were sold to a total of thirty investors. We received $33,837, net of commission and offering costs.

"Anti-Takeover" Provisions

     Although management is not presently aware of any takeover attempts, our Certificate of Incorporation defers to provisions in the New York Business Corporation Law (the "B.C.L.") which may be deemed to be "anti-takeover" in nature in that such provisions may deter, discourage or make more difficult the assumption of control of the Company by another entity or person.

Limitation on Directors' Liability

     Our Certificate of Incorporation contains certain provisions permitted under the B.C.L. relating to the liability of directors. The provisions eliminate a director's liability for monetary damages for a breach of fiduciary duty, except in certain circumstances involving wrongful acts, such as the breach of a director's duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of law. Our Certificate of Incorporation also contains provisions obligating the Company to indemnify its directors and officers to the fullest extent permitted by the B.C.L.

     Such indemnification provisions are intended to increase the protection provided to directors and, thus, increase our ability to attract and retain qualified persons to serve as directors. Because directors liability insurance is only available at considerable cost and with low dollar limits of coverage and broad policy exclusions, we do not currently maintain a liability insurance policy for the benefit of our directors, although we may attempt to acquire such insurance in the future. We believe that the substantial increase in the number of lawsuits being threatened or filed against corporations and their directors and the general unavailability of directors liability insurance to provide protection against the increased risk of personal liability resulting from such lawsuits have combined to result in a growing reluctance on the part of capable persons to serve as members of boards of directors of companies, particularly of companies which intend to become public companies. We also believe that the increased risk of personal liability without adequate insurance or other indemnity protection for our directors could result in overcautious and less effective direction and management of Icy Splash. Although no directors have resigned or have threatened to resign as a result of our failure to provide insurance or other indemnity protection from liability, it is uncertain whether our directors would continue to serve in such capacities if improved protection from liability were not provided.

     The provisions affecting personal liability do not abrogate a director's fiduciary duty to Icy Splash and its shareholders, but eliminates personal liability for monetary damages for breach of that duty. The provisions do not, however, eliminate or limit the liability of a director for failing to act in good faith, for engaging in intentional misconduct or knowingly violating a law, for authorizing the illegal payment of a dividend or repurchase of stock, for obtaining an improper personal benefit, for breaching a director's duty of loyalty (which is generally described as the duty not to engage in any transaction which involves a conflict between the interest of the Company and those of the director) or for violations of the federal securities laws. The provisions also limit or indemnify against liability resulting from grossly negligent decisions including grossly negligent business decisions relating to attempts to change control of the Company.

     The provisions regarding indemnification provide, in essence, that we will indemnify our directors against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding arising out of the director's status as a director of Icy Splash, including actions brought by or on behalf of the Company (shareholder derivative actions). The provisions do not require a showing of good faith. Moreover, they do not provide indemnification for liability arising out of willful misconduct, fraud, or dishonesty, for "short-swing" profits violations under the federal securities laws, or for the receipt of illegal remuneration. The provisions also do not provide indemnification for any liability to the extent such liability is covered by insurance. One purpose of the provisions is to supplement the coverage provided by such insurance. However, as mentioned above, we do not currently provide such insurance to our directors, and there is no guarantee that we will provide such insurance to our directors in the near future, although we may attempt to obtain such insurance.

     These provisions diminish the potential rights of action which might otherwise be available to shareholders by limiting the liability of officers and directors to the maximum extent allowable under New York law and by affording indemnification against most damages and settlement amounts paid by a director of the Company in connection with any shareholder derivative action. However, the provisions do not have the effect of limiting the right of a shareholder to enjoin a director from taking actions in breach of his fiduciary duty, or to cause the Company to rescind actions already taken, although as a practical matter courts may be unwilling to grant such equitable remedies in circumstances in which such actions have already been taken. Also, because we do not presently have directors liability insurance and because there is no assurance that we will retain such insurance or that if such insurance is procured it will provide coverage to the extent directors would be indemnified under the provision, we may be forced to bear a portion or all of the cost of the director's claims for indemnification under such provisions. If we are forced to bear the cost for indemnification, the value of our stock may be adversely affected.

     Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of Icy Splash pursuant to the foregoing provisions, or otherwise, Icy Splash has been advised that such indemnification, in the opinion of the Commission, is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     We believe that these provisions will assist the Company in attracting and retaining qualified individuals to serve as directors.

Transfer Agent and Registrar

     The Transfer Agent and Registrar for our common stock is Florida Atlantic Stock Transfer, Inc., 7130 Nob Hill Road, Tamarac, Florida 33321.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     To date, there is no public market for the Company's common stock and no assurance can be given that a market for the shares will develop, or if a market does develop, that it will be sustained following the completion of this offering. Therefore, investors of the Company may be unable to liquidate their investment for any reason. See "Risk Factors." If such a market did develop, sales of substantial amounts of the common stock in the public market, or the perception that such sales may occur, could adversely affect the market price of the common stock from time to time in the public market and could impair our ability to raise additional capital through the sale of equity securities in the future.

                         SHARES ELIGIBLE FOR FUTURE SALE

     Assuming the full exercise of the Warrants and the issuance of 20,000 shares of common stock to Charlie Tokarz, as described in Mr. Tokarz's consulting agreement dated March 19, 1998, we will have 7,570,000 shares of common stock issued and outstanding. Of the 7,570,000 shares issued and outstanding, 470,000 shares which were issued during the period from March 1998 to October 1998 in connection with the Private Placement, pursuant to Rule 504 under Regulation D of the Securities Act, are freely tradable. Assuming the full exercise of the Warrants which were issued in the Private Placement, 893,000 shares, which in part are being offered in this prospectus, will be freely tradable. Finally, 60,000 shares which were issued to former directors of the company, and held for the requisite and statutory holding period under Rule 144 of the Securities Act, are also freely tradable. Accordingly, of the 7,570,000 shares of common stock issued and outstanding, a total of 1,363,000 shares will be freely tradable. The balance of 6,147,000 shares are restricted as the term is defined under Rule 144 of the Securities Act.

     In general, under Rule 144, beginning 90 days after the date of this prospectus, a person who has beneficially owned restricted shares for at least one year, is entitled to sell within any three-month period a number of shares that does not exceed the greater of:

     o    1% of the then-outstanding shares of common stock; or

     o the average weekly trading volume of our common stock during the four calendar weeks before the date of the sale.

     Sales under Rule 144 also are subject to requirements pertaining to the manner and notice of the sales and the availability of current public information pertaining to the Company.

     Under Rule 144(k), a person who is not deemed to have been affiliated with the Company at any time during the 90 days before a sale and who has beneficially owned the shares proposed to be sold for at least two years would be entitled to sell these shares without regard to the requirements described above. To the extent that shares were acquired from an affiliate of the Company, the transferee's holding period for the purpose of effecting a sale under Rule 144(k) commences on the date of transfer from the affiliate.

                                  LEGAL MATTERS

     The validity of the issuance of the common stock offered hereby will be passed upon for the Company by the law firm of Beckman, Millman & Sanders, LLP, 116 John Street, Suite 1313, New York, New York 10038. A member of the firm owns 15,000 shares of common stock of the Company and 28,500 Warrants. The shares issuable upon the exercise of such Warrants are being offered in this prospectus.

                                     EXPERTS

     Lazar Levine & Felix LLP, independent certified public accountants, have audited our financial statements for the years ended December 31, 1997 and 1998, as set forth in their report, included in this prospectus and registration statement. Our consolidated financial statements are included in this prospectus and registration statement in reliance on their report, given on their authority as experts in accounting and auditing.

                              AVAILABLE INFORMATION

     We have filed with the Commission a registration statement on Form SB-2 under the Securities Act, and the rules and regulations promulgated thereunder, with respect to the common stock offered under this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and the attached exhibits and schedules. Statements contained in this prospectus as to the contents of any contract or other document that is filed as an exhibit to the registration statement is qualified in all respects by reference to the full text of such contract or document. For further information about us and our common stock, refer to the principal office of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the regional offices of the Commission located at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of all or any part of those documents may be obtained at prescribed rates from the Commission's Public Reference Section at such addresses. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Also, the Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The Internet address of the Commission's Web site is http://www.sec.gov.

     We are required to comply with the informational requirements of the Securities and Exchange Act of 1934, as amended, and, accordingly, have filed periodic reports and other information with the Commission. Such filings are available for inspection and copying at the regional offices, public reference facilities and Web site of the Commission referred to above.

                          INDEX TO FINANCIAL STATEMENTS

Internal Preparer's Letter for Unaudited Financial Statements for
   the nine months ended September 30, 1999 and 1998............... F-1

Unaudited Balance Sheets as of September 30, 1999 and 1998......... F-2

Unaudited Statements of Operations  for the nine months ended
   September 30, 1999 and 1998..................................... F-3

Unaudited Statements of Changes in Shareholders' Equity for the
   nine months ended September 30, 1999 and 1998................... F-4

Unaudited Statements of Cash Flows for the nine months ended
   September 30, 1999 and 1998..................................... F-5

Notes to Financial Statements for the nine months ended
   September 30, 1999 and 1998..................................... F-6 to F-11

Unaudited Schedules Supporting Statements of Operations for the
   nine months ended September 30, 1999 and 1998................... F-12

Independent Auditors' Report for Audited Financial Statements for
   the years ended December 31, 1998 and 1997......................F-13

Audited Balance Sheets for the years ended December 31, 1998 and 1997....................................................... F-14

Audited Statements of Operations for the years ended
   December 31, 1998 and 1997...................................... F-15

Audited  Statements of Changes in  Shareholders' Equity for the
   years ended December 31, 1998 and 1997.......................... F-16

Audited Statements of Cash Flow for the years ended
   December 31, 1998 and 1997...................................... F-17

Notes to Financial Statements for the years ended
   December 31, 1998 and 1997...................................... F-18 to F-22

Independent Auditors' Report on Supplemental Information for the
   years ended December 31, 1998 and 1997.......................... F-23

Audited Schedules Supporting Statements of Operations for the
   years ended December 31, 1998 and 1997.......................... F-24

                       Icy Splash Food and Beverage, Inc.






                           INTERNAL PREPARER'S LETTER




The Board of Directors
Icy Splash Food and Beverage, Inc.



The attached balance sheet of Icy Splash Food and Beverage, Inc. ("the Company") as of September 30, 1999 and 1998, and the related statements of operations, shareholders' equity and cash flows for the periods then ended were prepared internally, in accordance with generally accepted accounting principles, from the Company's accounting records by Company personnel and have not been audited. The most recent audit was conducted as of December 31, 1998.

I am aware of no material errors or misrepresentations in the statements as to the financial position of Icy Splash Food and Beverage, Inc.




                                                      /s/ Charles Tokarz
                                                      --------------------------
                                                      Charles Tokarz
                                                      Chief Financial Officer

November 2, 1999

                       ICY SPLASH FOOD AND BEVERAGE, INC.
                                 BALANCE SHEETS
                                   (UNAUDITED)
                        AS OF SEPTEMBER 30, 1999 AND 1998

                                   - ASSETS -

                                                                            September 30,  September 30,
                                                                                 1999           1998
                                                                              ---------      ---------
CURRENT ASSETS:
Cash                                                                          $  62,425      $  68,744
Accounts receivable, net of allowance for doubtful accounts of
   $6,108 and $10,000 for1999 and 1998, respectively                            141,727         17,146
Notes receivable (Note 3)                                                         9,579         17,050
Inventory (Note 2d)                                                             118,519         43,678
Prepaid expenses                                                                  3,000          5,000
                                                                              ---------      ---------

TOTAL CURRENT ASSETS                                                            335,250        151,618
                                                                              ---------      ---------

FIXED ASSETS (Note 2c):
Warehouse equipment                                                               5,000          5,000
Office equipment                                                                 12,279          9,394
                                                                              ---------      ---------
                                                                                 17,279         14,394
Less: accumulated depreciation                                                    6,923          3,783
                                                                              ---------      ---------
                                                                                 10,356         10,611
                                                                              ---------      ---------

                                                                              $ 345,606      $ 162,229
                                                                              =========      =========


                    - LIABILITIES AND SHAREHOLDERS' EQUITY -

CURRENT LIABILITIES:
Notes payable (Note 4)                                                        $  65,000      $  75,000
Accounts payable                                                                106,071          7,737
Accrued expenses and other current liabilities                                   20,331         23,033
Income taxes payable                                                                454            712
                                                                              ---------      ---------

TOTAL CURRENT LIABILITIES                                                       191,856        106,482
                                                                              ---------      ---------

LONG-TERM LIABILITIES
Shareholders' loans                                                              56,500           --
                                                                              ---------      ---------

COMMITMENTS AND CONTINGENCIES (Note 8)

SHAREHOLDERS' EQUITY (Note 6):
Preferred stock, $.001 par value, 1,000,000 shares authorized,
zero shares issued and outstanding for 1999 and 1998                               --             --
Common stock, $.001 par value, 50,000,000 shares authorized, 6,600,000
and 6,525,000 shares issued and outstanding for 1999 and 1998, respectively       6,600          6,525
Additional paid-in capital                                                      153,149        190,242
Accumulated deficit                                                             (62,499)      (141,020)
                                                                              ---------      ---------
                                                                                 97,250         55,747
                                                                              ---------      ---------

                                                                              $ 345,606      $ 162,229
                                                                              =========      =========

   The accompanying notes are an integral part of these financial statements.

                       ICY SPLASH FOOD AND BEVERAGE, INC.
                            STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998

                                                         1999           1998
                                                       ---------      ---------

NET SALES (Note 5)                                     $ 490,418      $ 225,650

COST OF SALES                                            326,703        132,321
                                                       ---------      ---------

GROSS PROFIT                                             163,715         93,329
                                                       ---------      ---------

OPERATING EXPENSES (Note 5):
Selling expenses - Schedule 1                             56,714         52,415
General and administrative expenses - Schedule 2          47,194         38,109
                                                       ---------      ---------
                                                         103,908         90,524
                                                       ---------      ---------

INCOME FROM OPERATIONS                                    59,807          2,805

OTHER INCOME (EXPENSES):
Interest expense                                          (3,907)          (729)
                                                       ---------      ---------

INCOME (LOSS) BEFORE TAXES                                55,900          2,076

Provision for income taxes (Note 2f)                         680            712
                                                       ---------      ---------

NET INCOME                                             $  55,220      $   1,364
                                                       =========      =========

EARNINGS (LOSS) PER SHARE (Note 2k):

Basic                                                  $    0.01      $    --
                                                       =========      =========
Diluted                                                $    0.01      $    --
                                                       =========      =========

   The accompanying notes are an integral part of these financial statements.

                       ICY SPLASH FOOD AND BEVERAGE, INC.
                  STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                                   (UNAUDITED)
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998


                                                               Common Stock               Additional
                                                            ------------------------       Paid-in       Accumulated
                                                              Shares         Amount        Capital         Deficit         Total
                                                            ------------------------------------------------------------------------
Balance, December 31, 1998                                  6,600,000      $   6,600      $ 174,587       $(117,719)      $  63,468

Stock offering costs                                             --             --          (21,438)           --           (21,438)

Net income, September 30, 1999                                   --             --             --            55,220          55,220
                                                            ---------      ---------      ---------       ---------       ---------

BALANCE, SEPTEMBER 30, 1999                                 6,600,000      $   6,600      $ 153,149       $ (62,499)      $  97,250
                                                            =========      =========      =========       =========       =========


Balance, December 31, 1997                                  6,100,000      $   6,100      $ 203,900       $(142,384)      $  67,616

Net proceeds from issuance of common stock                    425,000            425         32,275            --            32,700
Stock offering costs (Note 6)                                    --             --          (45,933)           --           (45,933)

Net income, September 30, 1998                                   --             --             --             1,364           1,364
                                                            ---------      ---------      ---------       ---------       ---------

BALANCE, SEPTEMBER 30, 1998                                 6,525,000      $   6,525      $ 190,242       $(141,020)      $  55,747
                                                            =========      =========      =========       =========       =========


   The accompanying notes are an integral part of these financial statements.

                       ICY SPLASH FOOD AND BEVERAGE, INC.
                            STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998


INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS:
                                                                                         1999           1998
                                                                                       ---------      ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net profit (loss)                                                                 $  55,220      $   1,364
     Adjustments to reconcile net income to net cash used in operating activities:
       Depreciation                                                                        2,250          1,689
       Provision for bad debts                                                            11,799         15,907
     Changes in assets and liabilities:
     (Increase) decrease in accounts receivable                                          (73,943)        26,572
     Increase in inventories                                                             (57,638)        (8,362)
     Increase in prepaid expenses                                                           --           (2,000)
     Increase in accounts payable                                                         52,171          1,394
     Decrease in accrued expenses and other current liabilities                           (4,956)        (2,532)
                                                                                       ---------      ---------
       Net cash provided (used) by operating activities                                  (15,097)        34,032
                                                                                       ---------      ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of fixed assets                                                             (2,885)        (3,449)
     Increase in note receivable                                                            --          (55,900)
     Repayments of note receivable                                                        25,031         38,850
                                                                                       ---------      ---------
       Net cash provided (used) in investing activities                                   22,146        (20,499)
                                                                                       ---------      ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Net proceeds from issuance of common stock                                             --           32,700
     Proceeds from short-term debt                                                        65,000        100,000
     Repayments of short-term debt                                                       (65,000)       (25,000)
     Net cost from issuance of common stock                                              (21,438)       (45,933)
     Proceeds from shareholder loans                                                      56,500         88,852
     Repayments of shareholder loans                                                        --         (123,294)
     Deferred offering costs                                                                --           27,886
                                                                                       ---------      ---------
       Net cash provided by financing activities                                          35,062         55,211
                                                                                       ---------      ---------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                                 42,111         68,744

     Cash and cash equivalents, at beginning of period                                    20,314           --
                                                                                       ---------      ---------

CASH AND CASH EQUIVALENTS, AT END OF PERIOD                                            $  62,425      $  68,744
                                                                                       =========      =========


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
     Cash during the period for:
       Income taxes paid                                                               $     680      $   1,392
       Interest paid                                                                   $     657      $     104


   The accompanying notes are an integral part of these financial statements.

                       ICY SPLASH FOOD AND BEVERAGE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998


NOTE 1 -  NATURE OF BUSINESS:

          Icy Splash Food and Beverage, Inc. (the "Company") is the producer and distributor of an all natural, fruit flavored, clear and colored, carbonated, refreshing soft drink. The product line is currently supplied in a variety of flavors to supermarkets, grocery stores and convenience stores in the tri-state area. The Company was incorporated in the State of New York on June 17, 1996.

NOTE 2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

          The Company's accounting policies are in accordance with generally accepted accounting principles. Outlined below are those policies considered particularly significant.

     (a)  Use of Estimates:

          In preparing financial statements in accordance with generally accepted accounting principles, management makes certain estimates and assumptions, where applicable, that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. While actual results could differ from these estimates, management does not expect such variances, if any, to have a material effect on the financial statements.

     (b)  Concentration of Credit Risk/Fair Value:

          Financial   instruments  that  potentially   subject  the  Company  to
          concentrations of credit risk consist principally of cash.

          The Company, from time-to-time, may maintain cash balances which exceed the federal depository insurance coverage limit. The Company performs periodic reviews of the relative credit rating of its bank to lower its risk.

          The carrying amounts of cash, accounts receivable, accounts payable and accrued expenses approximate fair value due to the short-term nature of these items.

     (c)  Fixed Assets and Depreciation:

          Fixed assets are reflected at cost. Depreciation and amortization are provided on a straight-line basis over the following useful lives:

               Warehouse equipment                        5 years
               Office equipment                           5 years

          Maintenance and repairs are charged to expense as incurred; major renewals and betterments are capitalized.

                       ICY SPLASH FOOD AND BEVERAGE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998


NOTE 2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

     (d)  Inventories:

          Inventories are stated at the lower of cost or market (first-in first-out method) and consist of only raw materials.

          Inventory consists of the following:

                                                    September 30,  September 30,
                                                        1999           1998
                                                    -------------  -------------

          Finished product                            $ 15,351        $     -
          Flavoring, bottles and packaging materials   103,168         43,678
                                                      --------        -------
                                                      $118,519        $43,678
                                                      ========        =======

     (e)  Deferred Offering Costs:

          Deferred offering costs were incurred by the Company in conjunction with a private placement offering (see Note 6). Although the exercise of warrants has not been completed these costs were charged against additional paid-in capital upon the completion of the offering.

     (f)  Income Taxes:

          The Company utilizes Financial Accounting Standard Board Statement No. 109, "Accounting for Income Taxes"("SFAS 109"), which requires the use of the asset and liability approach of providing for income taxes. SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

          The Company has a net operating loss carryforward as of its year end, December 31, 1998, of approximately $100,000 which may be applied against future taxable income, and which expires in the year 2012. Since there is no assurance that the Company will generate future taxable income to utilize the deferred tax asset resulting from the net operating loss carryforward, the Company has not recognized this asset.

     (g)  Statements of Cash Flows:

          For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

                       ICY SPLASH FOOD AND BEVERAGE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998


NOTE 2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

     (h)  Comprehensive Income:

          In June 1997, the Financial Accounting Standards Board issued Statement No. 130 "Reporting Comprehensive Income"("SFAS 130"), which prescribes standards for reporting comprehensive income and its components. SFAS 130 is effective for fiscal years beginning after December 15, 1997. Since the Company currently does not have any items of comprehensive income, a statement of comprehensive income is not yet required.

     (i)  Advertising Costs:

          Advertising costs, which are included in selling expenses, are expensed as incurred. For nine months ended September 30, 1999 and 1998 advertising costs, including promotion, aggregated $25,567 and $20,452, respectively.

     (j)  Revenue Recognition:

          The Company recognizes operating revenue upon shipment of goods to customer.

     (k)  Earnings Per Share

          The Company has adopted Financial Accounting Standards Board Statement No. 128 "Earnings Per Share" ("SFAS 128"), which has changed the method for calculating earnings per share. SFAS 128 requires the presentation of basic and diluted earnings per share on the face of the statement of operations. Earnings per common share is computed by dividing net income by the weighted average number of common shares outstanding and for diluted earnings per share, also common equivalent shares outstanding.

          The following average shares were used for the computation of basic and diluted earnings per share:

               Nine months ended September30,            1999            1998
                                                      ---------       ---------
               Basic                                  6,600,000       6,232,462
               Diluted                                7,550,000       6,458,038

     (l)  Stock Based Compensation

          SFAS No. 123 "Accounting For Stock Based Compensation" requires the Company to either record compensation expense or to provide additional disclosure with respect to stock awards and stock option grants made after December 31, 1994. The accompanying notes to financial statements include the disclosure required by SFAS No. 123.

                       ICY SPLASH FOOD AND BEVERAGE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998


NOTE 3 -  NOTES RECEIVABLE:

          At September 30, 1999 and 1998, the Company was owed $1,485 and $17,050, respectively, from a vendor who is a co-packer of the Company's products. The vendor had agreed to pay back the loan by providing services equal to $1,500 a month for 12 months beginning June 1, 1998. At September 30, 1999 the co-packer has provided services and made payments. Management believes the remaining balance at September 30, 1999 is fully collectible.

          At September 30, 1999, the company was owed $24,344 by a customer (distributor) for the Company's products. The customer has agreed to pay at least $1,000 a month beginning August 15, 1998, with no interest if the entire balance is paid by June 1999 and 1.1% interest per month on the unpaid balance thereafter. At September 30, 1999, the customer had paid approximately six of fourteen payments due. A new agreement with the customer for brokerage services should accelerate the payments by providing services for payments. Although Management is confident the balance due will ultimately be paid, a collection allowance of $16,250 has been recorded against this note.

NOTE 4 -  NOTE PAYABLE:

          On June 30, 1999, the Company received a bank loan aggregating $65,000 with an annual interest rate of 4.5%, payable on December 22, 1999. The bank loan is secured by certificates of deposit belonging to two major shareholders. Proceeds from the note were used to repay a $65,000 loan due on May 31, 1999 and extended to June 30, 1999 by the lender at the request of the Company.

NOTE 5 -  RELATED PARTY TRANSACTIONS:

     (a) During December 1998, the Company initiated sales of product to a distributor. Certain members of management of the company have personally agreed to provide financing and organizational support to the distributor. In exchange for the financial support the distributor agreed to provide experience, sales representatives, contacts and a full-service operating distribution business including a warehouse for, but not limited to, the Company's product. The shareholders have not received any form of compensation or other benefits for their loans and managerial assistance. Management believes that all transactions between the Company and the distributor are at arm's length. For the nine months ended September 30, 1999, approximate sales were $245,479 and accounts receivable were $54,690 (see Note 7). At September 30, 1999, financing provided to this distributor by members of management aggregated approximately $160,000.

     (b) On March 19, 1998, the Company entered into a consulting agreement with an individual to act as the Company's Chief Financial Officer. As part of the consideration for these services, the Company would issue 20,000 shares of common stock , at a value of $1,600. To date, the shares of stock have not been issued, although the accompanying financial statements reflect an accrual for compensation expense in 1998.

                       ICY SPLASH FOOD AND BEVERAGE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE 6 -  STOCKHOLDERS' EQUITY:

          Recapitalization:

          On February 13, 1997, the stockholders and directors of the Company adopted resolutions to amend the Certificate of Incorporation to change the capitalization of the Company from 200 shares no par value to 50,000,000 shares at $.001 par value and to restate the number of issued and outstanding shares to 6,100,000 shares.

          Private Placement Offering:

          During 1998, the Company commenced selling common stock through a private placement memorandum. The offering is for the sale of 10,000 units at an offering price of $5.00 per unit, of which, each unit consists of 50 shares of common stock and 95 redeemable common stock purchase warrants. The common stock and warrants may be separately transferred at any time after issuance, subject to restrictions contained in the private placement memorandum. Each warrant entitles the holder to purchase one share of the Company's common stock for $1. The exercise price of the warrants and the number of shares issuable upon exercise of the warrants are also subject to adjustment to protect against dilution. The Company may also redeem the warrants at a price of $.01 per warrant upon the occurrence of certain market conditions. Unless extended by the Company, the warrants will expire on January 20, 2000. As of September 30, 1999, all 10,000 units have been sold. Costs in excess of proceeds received aggregating $46,187 were reflected as a reduction of shareholders' equity at September 30, 1999.

          The common stock and warrants included in the unit have not been registered, and are not required to be, under the Securities Act of 1933 ("the Act"). These securities have been offered in the absence of any registration under the Act through the Company's intended compliance with Rule 504 under Regulation D promulgated under the Act. Pursuant to Rule 504, the shares are freely transferable subject to various state securities laws.

NOTE 7 -  ECONOMIC DEPENDENCY:

          For the nine months ended September 30, 1999 sales to two customers exceeded 10% of the Company's total sales. The approximate sales to these customers were $245,479 and $125,184, respectively. The corresponding accounts receivable from these customers were $54,690 and $0, respectively.

          For the nine months ended September 30, 1998 sales to two customers exceeded 10% of the Company's total sales. The approximate sales to these customers were $121,908 and $53,638, respectively. The corresponding accounts receivable from these customers were $0 and $0, respectively.

                       ICY SPLASH FOOD AND BEVERAGE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE 8 -  COMMITMENTS AND CONTINGENCIES:

          Litigation:

          The Company was a defendant in a lawsuit involving leasehold property for which the plaintiff claims the Company is responsible. A motion to dismiss was pending before the court. The likelihood of a favorable outcome was anticipated by the Company's counsel, therefore no provision has been made in the financial statements relating to this matter. As of December 31, 1998 this lawsuit was dismissed.

          The Company is a plaintiff in a lawsuit with a predecessor company, "Icy Splash, Inc.," and a former shareholder of Icy Splash, Inc. This case is presently pending in the Supreme Court, Kings County. The Company has secured a preliminary injunction against the defendants enjoining them from misappropriating the Company's intellectual property rights, including the use of the trademark "Icy Splash". The defendants initially filed a notice of appeal relating to the injunction. However, their time to perfect the appeal has expired. The case to convert the preliminary injunction to a permanent injunction is proceeding on the merits.

                       ICY SPLASH FOOD AND BEVERAGE, INC.
                  SCHEDULES SUPPORTING STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998


                                                            1999          1998
                                                           -------       -------
SELLING EXPENSES - Schedule 1:
     Freight and delivery                                  $25,322       $ 9,985
     Promotion                                              25,257           310
     Slotting fees                                             827        21,176
     Advertising                                               310        20,142
     Other selling expenses                                  4,998           802
                                                           -------       -------
TOTAL SELLING EXPENSES                                     $56,714       $52,415
                                                           =======       =======


GENERAL AND ADMINISTRATIVE EXPENSES-Schedule 2:
     Automotive expenses                                   $ 4,925       $ 5,783
     Bad debt expense                                       11,799        15,907
     Depreciation                                            2,250         1,689
     Insurance                                               7,011           754
     Miscellaneous expense                                     511           597
     Professional fees                                       7,268         4,000
     Rent                                                    1,079          --
     Repairs and maintenance                                   898          --
     Office expense                                            894           920
     Telephone                                               7,660         5,177
     Travel and entertainment                                2,899         3,282
                                                           -------       -------
TOTAL GENERAL AND ADMINISTRATIVE EXPENSES                  $47,194       $38,109
                                                           =======       =======

INDEPENDENT AUDITORS' REPORT




To the Board of Directors and Shareholders
Icy Splash Food and Beverage, Inc.
Whitestone, New York


We have audited the balance sheets of Icy Splash Food and Beverage, Inc. as of December 31, 1998 and 1997, and the related statements of operations, changes in shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, financial statements referred to above present fairly, in all material respects, the financial position of Icy Splash Food and Beverage, Inc. as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the periods then ended in conformity with generally accepted accounting principles.




                                          /s/ LAZAR LEVINE & FELIX LLP
                                          ----------------------------

                                          LAZAR LEVINE & FELIX LLP

New York, New York
March 10, 1999

                       ICY SPLASH FOOD AND BEVERAGE, INC.
                                 BALANCE SHEETS
                        AS OF DECEMBER 31, 1998 AND 1997


                                   - ASSETS -
                                                                                      1998           1997
                                                                                    ---------    ---------
CURRENT ASSETS:
    Cash                                                                            $  20,314    $    --
    Accounts receivable, net of allowance for doubtful accounts of
     $4,163 and $16,721 for 1998 and 1997, respectively                                69,833       59,625
    Notes receivable (Note 3)                                                          34,610         --
    Inventory (Note 2d)                                                                60,881       35,316
    Prepaid expenses                                                                    3,000        3,000
                                                                                    ---------    ---------

TOTAL CURRENT ASSETS                                                                  188,638       97,941
                                                                                    ---------    ---------

FIXED ASSETS (Note 2c):
    Warehouse equipment                                                                 5,000        5,000
    Office equipment                                                                    9,394        5,945
                                                                                    ---------    ---------
                                                                                       14,394       10,945
    Less: accumulated depreciation                                                      4,673        2,095
                                                                                    ---------    ---------
                                                                                        9,721        8,850
                                                                                    ---------    ---------
OTHER ASSETS:
    Deferred offering costs (Note 2e)                                                    --         27,886
                                                                                    ---------    ---------

                                                                                    $ 198,359    $ 134,677
                                                                                    =========    =========

                                  - LIABILITIES AND SHAREHOLDERS' EQUITY -

CURRENT LIABILITIES:
    Cash overdraft                                                                  $    --      $     677
    Notes payable (Note 4)                                                             65,000         --
    Accounts payable                                                                   53,900        6,343
    Accrued expenses and other current liabilities                                     15,537       24,919
    Income taxes payable                                                                  454          680
                                                                                    ---------    ---------

TOTAL CURRENT LIABILITIES                                                             134,891       32,619
                                                                                    ---------    ---------

LONG-TERM LIABILITIES
    Shareholders' loans (Note 6)                                                         --         34,442
                                                                                    ---------    ---------

COMMITMENTS AND CONTINGENCIES (Note 8)

SHAREHOLDERS' EQUITY (Note 6):
    Preferred stock, $.001 par value, 1,000,000 shares authorized,
      zero shares issued and outstanding for 1998 and 1997                               --           --
    Common stock, $.001 par value, 50,000,000 shares authorized, 6,600,000
      and 6,100,000 shares issued and outstanding for 1998 and 1997, respectively       6,600        6,100
    Additional paid-in capital                                                        174,587      203,900
    Accumulated deficit                                                              (117,719)    (142,384)
                                                                                    ---------    ---------
                                                                                       63,468       67,616

                                                                                    $ 198,359    $ 134,677
                                                                                    =========    =========


   The accompanying notes are an integral part of these financial statements.

                       ICY SPLASH FOOD AND BEVERAGE, INC.
                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997



                                                           1998          1997
                                                         ---------    ---------

NET SALES (Note 5)                                       $ 320,802    $ 224,490
                                                         ---------    ---------

COST OF GOODS SOLD:
    Inventory - beginning of year                           35,316       55,048
    Purchases                                              212,187      143,878
                                                         ---------    ---------
                                                           247,503      198,926
       Inventory - end of year                              60,881       35,316
                                                         ---------    ---------

TOTAL COST OF GOODS SOLD                                   186,622      163,610
                                                         ---------    ---------

GROSS PROFIT                                               134,180       60,880
                                                         ---------    ---------

OPERATING EXPENSES (Note 5):
    Selling expenses - Schedule 1                           55,319       52,860
    General and administrative expenses - Schedule 2        50,981       32,304
                                                         ---------    ---------
                                                           106,300       85,164
                                                         ---------    ---------

INCOME (LOSS) FROM OPERATIONS                               27,880      (24,284)
                                                         ---------    ---------

OTHER INCOME (EXPENSES):
       Interest expense                                     (2,535)        --
                                                         ---------    ---------

INCOME (LOSS) BEFORE TAXES                                  25,345      (24,284)

    Provision for income taxes (Note 2f)                       680          680
                                                         ---------    ---------

NET INCOME (LOSS)                                        $  24,665    $ (24,964)
                                                         =========    =========

EARNINGS (LOSS) PER SHARE: (Note 2k)

    Basic                                                $    --      $    --
                                                         =========    =========
    Diluted                                              $    --      $    --
                                                         =========    =========


    The accompanying notes are an integral part of these financial statements

                       ICY SPLASH FOOD AND BEVERAGE, INC.
                  STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997



                                                         Common Stock          Additional
                                                    ----------------------      Paid-in    Accumulated
                                                       Shares       Amount      Capital      Deficit     Total
                                                    ------------------------------------------------------------
Balance, December 31, 1996                                 200   $     200   $ 209,800    $(117,420)   $  92,580

Recapitalization (Note 6)                            6,099,800       5,900      (5,900)        --           --

Net loss, December 31, 1997                               --          --          --        (24,964)     (24,964)
                                                     ---------   ---------   ---------    ---------    ---------

Balance, December 31, 1997                           6,100,000       6,100     203,900     (142,384)      67,616

Net cost from issuance of common stock
and warrants - private placement offering (Note 6)     500,000         500     (29,313)        --        (28,813)

Net income, December 31, 1998                             --          --          --         24,665       24,665
                                                     ---------   ---------   ---------    ---------    ---------

BALANCE, DECEMBER 31, 1998                           6,600,000   $   6,600   $ 174,587    $(117,719)   $  63,468
                                                     =========   =========   =========    =========    =========

    The accompanying notes are an integral part of these financial statements

                       ICY SPLASH FOOD AND BEVERAGE, INC.
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS:
                                                                       1998         1997
                                                                    ---------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income (loss)                                               $  24,665    $ (24,964)
    Adjustments to reconcile net income to net
       cash used in operating activities:
      Depreciation                                                      2,579        1,595
      Provision for bad debts                                          16,570        8,402
    Changes in assets and liabilities:
    (Increase) in accounts receivable                                 (45,822)      (8,760)
    (Increase) decrease in inventories                                (25,565)      19,732
    Decrease in prepaid expenses                                         --          2,570
    Increase (decrease) in accounts payable                            47,557      (12,080)
    (Decrease) increase in accrued expenses and
      other current liabilities                                       (10,286)      17,491
                                                                    ---------    ---------
Net cash provided by operating activities                               9,698        3,986
                                                                    ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of fixed assets                                           (3,449)      (5,945)
    Advances to former owner                                             --         (2,350)
    Increase in note receivable                                       (53,620)        --
    Repayments of note receivable                                      38,054         --
                                                                    ---------    ---------
      Net cash (used) in investing activities                         (19,015)      (8,295)
                                                                    ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from short-term debt                                     100,000         --
    Repayments of short-terrm debt                                    (35,000)        --
    Net cost from issuance of common stock                            (28,813)        --
    Proceeds from shareholders loans                                     --         24,070
    Repayment of shareholders loans                                   (34,442)        --
    Deferred offering costs                                            27,886      (27,886)
                                                                    ---------    ---------
      Net cash provided (used) by financing activities                 29,631       (3,816)
                                                                    ---------    ---------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                   20,314       (8,125)

    Cash and cash equivalents, at beginning of year                      --          8,125
                                                                    ---------    ---------

CASH AND CASH EQUIVALENTS, AT END OF YEAR                           $  20,314    $    --
                                                                    =========    =========


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
    During the year ended December 31, 1998, the Company has transfered a customers accounts receivable balance to notes receivable in the amount of $25,544

Cash during the period for:
    Income taxes paid                                               $   1,527    $    --
    Interest paid                                                   $     131    $    --


     The accompanying notes are an integral part of these financial statements.

                       ICY SPLASH FOOD AND BEVERAGE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997


NOTE 1 - NATURE OF BUSINESS:

          Icy Splash Food and Beverage, Inc. (the "Company") is the producer and distributor of an all natural fruit flavored, clear and colored, carbonated, refreshing soft drinks. The product line is currently supplied in a variety of flavors to supermarkets, grocery stores and convenience stores in the tri-state area. The Company was incorporated in the State of New York on June 17, 1996.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

          The Company's accounting policies are in accordance with generally accepted accounting principles. Outlined below are those policies considered particularly significant.

     (a)  Use of Estimates:

          In preparing financial statements in accordance with generally accepted accounting principles, management makes certain estimates and assumptions, where applicable, that effect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. While actual results could differ from these estimates, management does not expect such variances, if any, to have a material effect on the financial statements.

     (b)  Concentration of Credit Risk/Fair Value:

          Financial   instruments  that  potentially   subject  the  Company  to
          concentrations of credit risk consist principally of cash.

          The Company, from time-to-time, may maintain cash balances which exceed the federal depository insurance coverage limit. The Company performs periodic reviews of the relative credit rating of its bank to lower its risk.

          The carrying amounts of cash, accounts receivable, accounts payable and accrued expenses approximate fair value due to the short-term nature of these items.

     (c)  Fixed Assets and Depreciation:

               Fixed assets are reflected at cost. Depreciation and amortization are provided on a straight-line basis over the following useful lives:

               Warehouse equipment                        5 years
               Office equipment                           5 years

          Maintenance and repairs are charged to expense as incurred; major renewals and betterments are capitalized.

                       ICY SPLASH FOOD AND BEVERAGE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997



NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

     (d)  Inventories:

          Inventories are stated at the lower of cost or market (first-in first-out method) and consist of only raw materials.

          Inventory consists of the following:

                                                     December 31,   December 31,
                                                         1998          1997
                                                     ------------   ------------
          Finished product                              $  --         $  --
          Flavoring , bottles and packaging materials    60,881       35,316
                                                        -------       -------
                                                        $60,881       $35,316
                                                        =======       =======

     (e)  Deferred Offering Costs:

          Deferred offering costs were incurred by the Company in conjunction with a private placement offering (see Note 6). Although the exercise of warrants has not been completed these costs were charged against additional paid-in capital upon the completion of the offering.

     (f)  Income Taxes:

          The Company utilizes Financial Accounting Standard Board Statement No. 109, "Accounting for Income Taxes"("SFAS 109"), which requires the use of the asset and liability approach of providing for income taxes. SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

          The Company has a net operating loss carryforward as of its year end, December 31, 1998, of approximately $100,000 which may be applied against future taxable income, and which expires in the year 2012. Since there is no assurance that the Company will generate future taxable income to utilize the deferred tax asset resulting from the net operating loss carryforward, the Company has not recognized this asset.

     (g)  Statements of Cash Flows:

          For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

                       ICY SPLASH FOOD AND BEVERAGE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

     (h)  Comprehensive Income:

          In June 1997, the Financial Accounting Standards Board issued Statement No. 130 "Reporting Comprehensive Income"("SFAS 130"), which prescribes standards for reporting comprehensive income and its components. SFAS 130 is effective for fiscal years beginning after December 15, 1997. Since the Company currently does not have any items of comprehensive income, a statement of comprehensive income is not yet required.

     (i)  Advertising Costs:

          Advertising costs, which are included in selling expenses, are expensed as incurred. For the years ended December 31, 1998 and 1997 advertising costs aggregated $22,504 and $4,969, respectively.

     (j)  Revenue Recognition:

          The Company recognizes operating revenue upon shipment of goods to customers.

     (k)  Earnings Per Share:

          The company has adopted Financial Accounting Standards Board Statement No. 128 "Earnings Per Share" ("SFAS 128"), which has changed the method for calculating earnings per share. SFAS 128 requires the presentation of basic and diluted earnings per share on the face of the statement of operations. Earnings per common share is computed by dividing net income by the weighted average number of common shares outstanding and for diluted earnings per share also common equivalent shares outstanding.

          The following average shares were used for the computation of basic and diluted earnings per share:

          Years Ended Dec 31,                1998               1997
          ------------------------         ---------         ---------
          Basic                            6,290,945         6,100,000
          Diluted                          6,653,741         6,100,000

     (l)  Stock-Based Compensation:

          SFAS No. 123 "Accounting For Stock Based Compensation", requires the Company to either record compensation expense or to provide additional disclosures with respect to stock awards and stock option grants made after December 31, 1994. The accompanying notes to financial statements include the disclosures required by SFAS No. 123.

NOTE 3 - NOTES RECEIVABLE:

          At December 31, 1998, the Company was owed $15,565 from a vendor who is a co-packer of the Company's products. The vendor has agreed to pay back the loan by providing services equal to $1,500 a month for 12 months beginning June 1, 1998. At December 31, 1998, the co-packer had not provided services to make payments, but instead has paid two $1,500 payments. Management has an agreement with the co-packer to provide services in February and March of 1999 sufficient to bring the note current.

                       ICY SPLASH FOOD AND BEVERAGE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997


NOTE 3 - NOTES RECEIVABLE (continued):

          At December 31, 1998, the Company was owed $25,544 by a customer (distributor) for the Company's products. The customer has agreed to pay at least $1,000 a month beginning August 15, 1998, with no interest if the entire balance is paid by June 1999 and 1.1% interest per month on the unpaid balance thereafter. At December 31, 1998, the customer had paid approximately four of five payments due. A new agreement with the customer for brokerage services should accelerate the payments by providing services for payments. Although Management is confident the balance due will ultimately be paid, a collection allowance of $6,500 has been recorded against this note.

NOTE 4 - NOTE PAYABLE:

          On August 31, 1998, the Company received an unsecured loan aggregating $100,000 with an annual interest rate of 10%, payable on May 31, 1999. At December 31, 1998 the loan balance was $65,000. There are no penalties to prepay the loan.

NOTE 5 - RELATED PARTY TRANSACTIONS:

     (a) At December 31, 1997, the Company was owed $13,466 by a former shareholder. As of December 31, 1997 management deemed this receivable uncollectible and accordingly reserved 100% as a bad debt.

     (b) The Company occupied warehouse and office space which is owned by two of its shareholders. As of December 31, 1996 the Company discontinued use of this warehouse. Rent expense, for this facility, for the year ended December 31, 1997 was $3,900.

     (c) During December 1998, the Company initiated sales of product to a distributor. Certain members of management of the company have personally agreed to provide financing and organizational support to the distributor. As of December 31, 1998 none of this financing had yet been provided to the distributor. In exchange for the financial support the distributor agreed to provide experience, sales representatives, contacts and a full-service operating distribution business including a warehouse for, but not limited to, the Company's product. The shareholders have not received any form of compensation or other benefits for their loans and managerial assistance. Management believes that all transactions between the Company and the distributor are at arm's length. For the year ended December 31, 1998, approximate sales and accounts receivable were $43,500 and $40,600, respectively (see Note 7). Subsequent to the balance sheet date through March 10, 1999, financing provided to this distributor by members of management aggregated approximately $95,000.

     (d) On March 19, 1998, the Company entered into a consulting agreement with an individual to act as the Company's Chief Financial Officer. As part of the consideration for these services, the Company would issue 20,000 shares of common stock, at a value of $1,600. To date, the shares of stock have not been issued, although the accompanying financial statements reflect an accrual for compensation expense in 1998.

NOTE 6 - STOCKHOLDERS' EQUITY:

          Recapitalization:

          On February 13, 1997, the stockholders and directors of the Company adopted resolutions to amend the Certificate of Incorporation to change the capitalization of the Company from 200 shares no par value to 50,000,000 shares at $.001 par value and to restate the number of issued and outstanding shares to 6,100,000 shares.

                       ICY SPLASH FOOD AND BEVERAGE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997


NOTE 6 - STOCKHOLDERS' EQUITY (continued):

          Private Placement Offering:

          During 1998, the Company commenced selling common stock through a private placement memorandum. The offering is for the sale of 10,000 units at an offering price of $5.00 per unit, of which, each unit consists of 50 shares of common stock and 95 redeemable common stock purchase warrants. The common stock and warrants may be separately transferred at any time after issuance, subject to restrictions contained in the private placement memorandum. Each warrant entitles the holder to purchase one share of the Company's common stock for $1. The exercise price of the warrants and the number of shares issuable upon exercise of the warrants are also subject to adjustment to protect against dilution. The Company may also redeem the warrants at a price of $.01 per warrant upon the occurrence of certain market conditions. Unless extended by the Company, the warrants will expire on January 20, 2000. As of December 31, 1998, all 10,000 units have been sold. Costs in excess of proceeds received aggregating $28,813 were reflected as a reduction of shareholders' equity at December 31, 1998.

          The common stock and warrants included in the unit have not been registered, and are not required to be, under the Securities Act of 1933 ("the Act"). These securities have been offered in the absence of any registration under the Act through the Company's intended compliance with Rule 504 under Regulation D promulgated under the Act. Pursuant to Rule 504, the shares are freely transferable subject to various state securities laws.

NOTE 7 - ECONOMIC DEPENDENCY:

          For the year ended December 31, 1998 sales to three customers exceeded 10% of the Company's total sales. The approximate sales to these customers were $43,500, $157,300 and $53,600, respectively. The corresponding accounts receivable from these customers were $40,600, $32,200 and $0, respectively.

          For the year ended December 31, 1997 sales to two customers exceeded 10% of the Company's total sales. The approximate sales to these customers were $31,100 and $33,500, respectively. The corresponding accounts receivable from these customers were $31,100 and $8,300, respectively.

NOTE 8 - COMMITMENTS AND CONTINGENCIES:

          Litigation:

          The Company was a defendant in a lawsuit involving leasehold property for which the plaintiff claims the Company is responsible. A motion to dismiss is pending before the court. The likelihood of a favorable outcome is anticipated by the Company's counsel, therefore no provision has been made in the financial statements relating to this matter. As of December 31, 1998 this lawsuit was dismissed.

          The Company is a plaintiff in a lawsuit with a predecessor company "Icy Splash Inc." and a former shareholder of Icy Splash, Inc. This case is presently pending in the Supreme Court, Kings County. The Company has secured a preliminary injunction against the defendants enjoining them from misappropriating the Company's intellectual property rights including the use of the trademark "Icy Splash". The defendants initially filed a notice of appeal relating to the injunction. However, their time to perfect the appeal has expired. The case to convert the preliminary injunction to a permanent injunction is proceeding on the merits.

            INDEPENDENT AUDITORS' REPORT ON SUPPLEMENTAL INFORMATION



To The Board of Directors and Shareholders
Icy Splash Food and Beverage, Inc.
Whitestone, New York


Our audits of the basic financial statements of Icy Splash Food and Beverage, Inc. for the years ended December 31, 1998 and 1997 were made primarily to form an opinion on such financial statements taken as a whole. The supplemental information presented hereinafter is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the same audit procedures applied in the audits of the basic financial statements and in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.



                                                /s/ LAZAR LEVINE & FELIX LLP
                                                ----------------------------

                                                LAZAR LEVINE & FELIX LLP


New York, New York
March 10, 1999

                       ICY SPLASH FOOD AND BEVERAGE, INC.
                  SCHEDULES SUPPORTING STATEMENTS OF OPERATIONS
               FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997 (See
            Independent Auditors' Report on Supplemental Information)


                                                             1998        1997
                                                           --------    --------
    Freight and delivery                                   $ 11,657    $ 24,370
    Slotting fees                                            16,288      20,016
    Advertising                                              22,504       4,969
    Other selling expenses                                    4,870       3,505
                                                           --------    --------
TOTAL SELLING EXPENSES                                     $ 55,319    $ 52,860
                                                           ========    ========

GENERAL AND ADMINISTRATIVE EXPENSES - Schedule 2:
    Administrative expenses                                $   --      $  5,662
    Automotive expenses                                       9,748       3,541
    Bad debt expense                                         16,570       8,402
    Depreciation                                              2,579       1,595
    Insurance                                                 1,483         697
    Miscellaneous expense (income)                              929      (1,279)
    Professional fees                                         6,600       1,800
    Rent                                                       --         3,900
    Office expense                                            2,038         658
    Telephone                                                 7,163       2,130
    Temporary labor                                            --         3,931
    Travel and entertainment                                  3,871       1,267
                                                           --------    --------
TOTAL GENERAL AND ADMINISTRATIVE EXPENSES                  $ 50,981    $ 32,304
                                                           ========    ========

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 13. Other Expenses of Issuance and Distribution

     The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of common stock being registered. All amounts are estimates except for the registration fee:


     Registration fee                                          $   250.80
     Legal fees and expenses                                   $50,000
     Accounting fees and expenses                              $18,500
     Blue Sky fees and expenses                                $ 4,500
     Transfer agent and registrar fees
          and expenses                                         $ 2,400
     Printing and engraving expenses                           $   500
     Miscellaneous                                             $ 2,500
          Total                                                $78,650.80

Item 14. Indemnification of Directors and Officers

     Our Certificate of Incorporation contains certain provisions permitted under the New York Business Corporation Law (the "B.C.L.") relating to the liability of directors. The provisions eliminate a director's liability for monetary damages for a breach of fiduciary duty, except in certain circumstances involving wrongful acts, such as the breach of a director's duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of law. Our Certificate of Incorporation also contains provisions obligating the Company to indemnify its directors and officers to the fullest extent permitted by the B.C.L.

     Such indemnification provisions are intended to increase the protection provided to directors and, thus, increase our ability to attract and retain qualified persons to serve as directors. Because directors liability insurance is only available at considerable cost and with low dollar limits of coverage and broad policy exclusions, we do not currently maintain a liability insurance policy for the benefit of our directors, although we may attempt to acquire such insurance in the future. We believe that the substantial increase in the number of lawsuits being threatened or filed against corporations and their directors and the general unavailability of directors liability insurance to provide protection against the increased risk of personal liability resulting from such lawsuits have combined to result in a growing reluctance on the part of capable persons to serve as members of boards of directors of companies, particularly of companies which intend to become public companies. We also believe that the increased risk of personal liability without adequate insurance or other indemnity protection for our directors could result in overcautious and less effective direction and management of Icy Splash. Although no directors have resigned or have threatened to resign as a result of our failure to provide insurance or other indemnity protection from liability, it is uncertain whether our directors would continue to serve in such capacities if improved protection from liability were not provided.

     The provisions affecting personal liability do not abrogate a director's fiduciary duty to Icy Splash and its shareholders, but eliminates personal liability for monetary damages for breach of that duty. The provisions do not, however, eliminate or limit the liability of a director for failing to act in good faith, for engaging in intentional misconduct or knowingly violating a law, for authorizing the illegal payment of a dividend or repurchase of stock, for obtaining an improper personal benefit, for breaching a director's duty of loyalty (which is generally described as the duty not to engage in any transaction which involves a conflict between the interest of the Company and those of the director) or for violations of the federal securities laws. The provisions also limit or indemnify against liability resulting from grossly negligent decisions including grossly negligent business decisions relating to attempts to change control of the Company.

     The provisions regarding indemnification provide, in essence, that we will indemnify our directors against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding arising out of the director's status as a director of Icy Splash, including actions brought by or on behalf of the Company (shareholder derivative actions). The provisions do not require a showing of good faith. Moreover, they do not provide indemnification for liability arising out of willful misconduct, fraud, or dishonesty, for "short-swing" profits violations under the federal securities laws, or for the receipt of illegal remuneration. The provisions also do not provide indemnification for any liability to the extent such liability is covered by insurance. One purpose of the provisions is to supplement the coverage provided by such insurance. However, as mentioned above, we do not currently provide such insurance to our directors, and there is no guarantee that we will provide such insurance to our directors in the near future, although we may attempt to obtain such insurance.

     These provisions diminish the potential rights of action which might otherwise be available to shareholders by limiting the liability of officers and directors to the maximum extent allowable under New York law and by affording indemnification against most damages and settlement amounts paid by a director of the Company in connection with any shareholder derivative action. However, the provisions do not have the effect of limiting the right of a shareholder to enjoin a director from taking actions in breach of his fiduciary duty, or to cause the Company to rescind actions already taken, although as a practical matter courts may be unwilling to grant such equitable remedies in circumstances in which such actions have already been taken. Also, because we do not presently have directors liability insurance and because there is no assurance that we will retain such insurance or that if such insurance is procured it will provide coverage to the extent directors would be indemnified under the provision, we may be forced to bear a portion or all of the cost of the director's claims for indemnification under such provisions. If we are forced to bear the cost for indemnification, the value of our stock may be adversely affected.

     Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of Icy Splash pursuant to the foregoing provisions, or otherwise, Icy Splash has been advised that such indemnification, in the opinion of the Commission, is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     We believe that these provisions will assist the Company in attracting and retaining qualified individuals to serve as directors.

Item 15. Recent Sales of Unregistered Securities

     During the period from March 1998 to October 1998, we issued an aggregate of 10,000 private placement units pursuant to Rule 504 under Regulation D of the Securities Act. All 10,000 units were sold to a total of thirty investors. We received $33,837, net of commission and offering costs.

     Each unit consists of 50 shares of common stock at $5.00 per unit, and 95 redeemable Common Stock Purchase Warrants. Each Warrant entitles the registered holder to purchase one share of the Company's common stock for $1.00. See "Description of Securities - Private Placement Units."

     All 10,000 private placement units were sold to a total of thirty investors as follows:

                                Date of                Number of Units
Purchaser                       Purchase               Purchased
---------                       --------               ---------

Arvin Scott                     4/4/98                  400
Steven Michaels                 4/16/98                 400
Meshulam Elmaliach              3/24/98                 100
Tova Sadka                      3/25/98                 300
Gatznyo Moshe                   4/3/98                  400
Emile Ohayon                    3/24/98                 200
George Tsatsos                  4/4/98                  400
Yehuda Tzur                     4/9/98                  400
Debra Millman                   5/6/98                  300
Bianka Dalal                    5/7/98                  300
Victoria Tokarz                 7/30/98                 600
Robert and Karen Eaves          9/3/98                1,000
Dennis Olden                    9/10/98                 300
Edward Roach and
   Elizabeth Cronin             9/14/98                 500
Elaine O'Neil                   9/14/98                 250
John J. O'Neil                  9/14/98                 250
John A. O'Neil                  9/14/98                 500
Donna O'Neil                    9/14/98                 500
George Gerson                   9/15/98                 500
Deborah Kline                   9/17/98                 400
Arthur Krepps, III              9/18/98                 500

Krista Killius                 10/2/98                  100
James Killius                  10/2/98                  100
Gina Russo                     10/8/98                  100
W. Gordon and
   Sharon Freeman              10/8/98                  100
Huon Consulting, Inc.          10/8/98                  500
Quinn Truckenbrod              10/3/98                  100
Mia Truckenbrod                10/3/98                  100
Diane Leon Pekarek             10/9/98                  200
Bruce Pekarek                  10/9/98                  200

Item 16. Exhibits and Financial Statement Schedules

Number       Description
------       -----------

3.1          Certificate of Incorporation(1)

3.2          Certificate of Amendment of Certificate of Incorporation(2)

3.3          By-laws(3)

4.1          Specimen Common Stock Certificate of Icy Splash

4.2          Specimen Common Stock Purchase Warrant Certificate of Icy
             Splash

5.1          Legal Opinion of Beckman, Millman & Sanders, LLP, dated as of
             Jauary 14, 2000

10.1 Revised Financial Consulting Agreement between Icy Splash and The Southern Companies, dated April 27, 1999(4)

10.2 Consulting Agreement between Icy Splash and Charles Tokarz, dated March 19, 1998(5)

10.3         Contract of Sale for 494-504 Wortman Avenue, Brooklyn,
             N.Y.(6)

21.1         List of Subsidiaries (the Company has no subsidiaries)

23.1         Consent of Lazar Levine & Felix, LLP

27.1         Financial Data Schedule for the 9 month period ended September
             30, 1999(7)

27.2         Financial Data Schedule for the year ended December 31, 1998

----------
(1) Such document is hereby incorporated herein by reference to Exhibit 3.1 of the Company's registration statement on Form 10-SB dated May 21, 1999.

(2) Such document is hereby incorporated herein by reference to Exhibit 3.2 of the Company's registration statement on Form 10-SB dated May 21, 1999.

(3) Such document is hereby incorporated herein by reference to Exhibit 3.3 of the Company's registration statement on Form 10-SB dated May 21, 1999.

(4) Such document is hereby incorporated herein by reference to Exhibit 10.1 of the Company's registration statement on Form 10-SB dated May 21, 1999.

(5) Such document is hereby incorporated herein by reference to Exhibit 10.2 of the Company's registration statement on Form 10-SB dated May 21, 1999.

(6) Such document is hereby incorporated herein by reference to Exhibit 10.3 of the Company's registration statement on Form 10-SB dated May 21, 1999.

(7) Such document is hereby incorporated herein by reference to Exhibit 27.1 of the Company's periodic report on Form 10-QSB dated November 12, 1999.

Item 17. Undertakings

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that it will:

          (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to (i) include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and
               (iii) include any additional or changed material information on the plan of distribution;

          (2) For determining any liability under the Securities Act, treat information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1) or (4) or Rule 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective; and

          (3) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement; and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, therunto duly authorized, in the City of New York, State of New York, on January 14, 2000.

                                            ICY SPLASH FOOD & BEVERAGE, INC.

                                            By: /s/ Joseph Aslan
                                                --------------------
                                                Joseph Aslan,
                                                President

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement on Form SB-2 has been signed by the following persons in the capacities and on the dates indicated:

Signature                          Title                           Date
---------                          -----                           ----


 /s/ Joseph Aslan                  President and Director       January 14, 2000
------------------------
Joseph Aslan


/s/ Shlomo Aslan                   Vice President, Secretary    January 14, 2000
------------------------             and Director
Shlomo Aslan


/s/ Charles Tokarz                 Chief Financial Officer,     January 14, 2000
------------------------             Treasurer and Director
Charles Tokarz


/s/ Sy Alsan                       Director                     January 14, 2000
------------------------
Sy Alsan

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell or to buy only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

                             -----------------------

                                TABLE OF CONTENTS
                                                                        Page
Prospectus Summary....................................................    1
Risk Factors..........................................................    4
Use of Proceeds.......................................................    9
Dividend Policy.......................................................    9
Capitalization........................................................   10
Selected Financial Data...............................................   11
Management's Discussion and Analysis of
            Financial Condition and Results of
            Operations................................................   12
Business..............................................................   15
Management ...........................................................   20
Certain Transactions .................................................   22
Selling Security Holders..............................................   23
Stock Ownership of Management and
            Principal Stockholders....................................   25
Description of Securities.............................................   26
Market for Common Equity and Related
            Stockholder Matters ......................................   29
Shares Eligible for Future Sale.......................................   29
Legal Matters.........................................................   30
Experts...............................................................   30
Available Information.................................................   30
Index to Financial Statements.........................................   F-1



                                 950,000 Shares

                                  Common Stock



                                ICY SPLASH FOOD &
                                 BEVERAGE, INC.




                                -----------------

                                   PROSPECTUS

                                -----------------






                              DATED _________, 2000